   As filed with the Securities and Exchange Commission on December   , 2000

                                                      Registration No. 333-32944

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   AMENDMENT
                                    NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                ---------------
                 Westpac Securitisation Management Pty Limited
                              (ABN 73 081 709 211)
        (Exact name of registrant as specified in governing instruments)

                                ---------------

                           Level 25, 60 Martin Place
    Australian Capital         Sydney, NSW 2000             Not Applicable
        Territory,                  Australia              (I.R.S. Employer
Commonwealth of Australia    Telephone: 612-9226-3589    Identification Number)
    (State or other            (Address of principal
     jurisdiction of              executive offices)
     incorporation or
      organization)               ---------------

                            J. Martin Morgado, Esq.
                 Westpac Securitisation Management Pty Limited
           575 Fifth Avenue, 39th Floor New York, New York 10017-2422
                           Telephone: (212) 551-1835
                    (Name and address of agent for service)

                                ---------------

                                   Copies to:

                   Andrew Smith                                    Diane Citron, Esq.
   Head of Global Funding & Capital Management                    Mayer, Brown & Platt
           Westpac Banking Corporation                               1675 Broadway
             Level 6, 60 Martin Place                        New York, New York 10019-5820
                 Sydney, NSW 2000                                    (212) 506-2500
                    Australia

                                ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                             Proposed
                                                              Proposed       Maximum
                                                              Maximum       Aggregate      Amount of
            Title of Securities              Amount to be  Offering Price    Offering     Registration
             being Registered                 Registered      Per Unit        Price*          Fee*
------------------------------------------------------------------------------------------------------
Mortgage Backed Notes.....................  $2,500,000,000      100%      $2,500,000,000    $597,236

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
* $264.00 previously filed.

                                ---------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

      This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in the offering of each series of Mortgage Backed Notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of offered notes, the specific classes of offered notes to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement. Because affiliates of the Registrant intend to make a market in the offered notes of one or more series for which its acts as an underwriter, immediately following the form of the prospectus and prospectus supplement there are alternate pages of the form of prospectus supplement. All other pages of the prospectus and prospectus supplement are also to be used in the market-making prospectus and prospectus supplement.

      Westpac Securitisation Management Pty Limited ("WSM") has filed this Registration Statement on Form S-3 with the Securities and Exchange Commission staff's permission based in part on the staff's experience with prior, similar WSM filings and WSM's various undertakings and representations.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the accompanying prospectus + +is not complete and may be changed. We may not sell these securities until + +the registration statement filed with the Securities and Exchange Commission + +is effective. This prospectus supplement and the accompanying prospectus are + +not an offer to sell these securities and they are not soliciting an offer to + +buy these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to completion, dated           ,

Prospectus supplement
dated [          , 20   ] (to prospectus dated [        , 2001])

                                 [$           ]

                 Westpac Securitisation Management Pty Limited
                              (ABN 73 081 709 211)
                                 Trust Manager

                Westpac Banking Corporation (ABN 33 007 457 141)
                                     Seller

         Westpac Securities Administration Limited (ABN 77 0004 09 472)
     in its capacity as Issuer Trustee of the Series [         ] WST Trust

       Mortgage Backed [Floating] [Fixed] Rate Notes, Series [         ]

    The offered notes will be collateralized by a pool of housing loans secured
by properties located in Australia. The [Series      WST Trust] will be
governed by the laws of New South Wales, Australia.

    The offered notes are not deposits and neither the offered notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The offered notes represent obligations of the issuer
trustee in its capacity as trustee of the [Series      WST Trust] only and do
not represent obligations of or interests in, and are not guaranteed by any other entity including the issuer trustee in its individual capacity.

    An application has been made to the UK Listing Authority for offered notes to be admitted to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc ("The London Stock Exchange") for such offered notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List of the UK Listing Authority together with admission to trading on the London Stock Exchange's market for listed securities constitute listing on a stock exchange. A copy of this prospectus has been delivered for registration to the Registrar of Companies in England and Wales as required by Section 83 of the Financial Services and Market Act 2000.

    Investing in the offered notes involves risks. See "Risk Factors" on page
S-  .

                                                                        Proceeds
                              Initial  [Initial]          Underwriting     to
                             Principal Interest  Price to Discounts and  Issuer
                              Balance    Rate     Public   Commissions  Trustee
                             --------- --------- -------- ------------- --------
Class    Notes..............  $         [   %]    [   %]      [   %]     [   %]
Class    Notes..............  $         [   %]    [   %]      [   %]     [   %]
Total.......................  $                  $           $          $

    Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

                             [Name of Underwriters]

                               Table of Contents

                                                                            Page
                                                                            ----
Australian Disclaimers.....................................................  S-1
Important Notice About Information Presented in this Prospectus
 Supplement and the Accompanying
 Prospectus................................................................  S-2
Disclaimers with Respect to Sales to Non-U.S. Investors....................  S-3
U.S. Dollar Presentation...................................................  S-4
Summary....................................................................  S-5

Structural Diagram......................................................... S-15
 [Charts describing the flow of payments].................................. S-16
Risk Factors............................................................... S-17
The Trust ................................................................. S-30
 General................................................................... S-30
 Transfer and Assignment of the Housing Loans.............................. S-30
 Representations, Warranties and Eligibility Criteria...................... S-31
Description of the Pool of Housing Loans................................... S-31
 General................................................................... S-31
 Details of the Housing Loan Pool.......................................... S-32
Description of the Notes................................................... S-32
 General................................................................... S-32
 Book-Entry Registration................................................... S-32
 Definitive Notes.......................................................... S-33
  Key Dates and Periods.................................................... S-34
   [Example] Calendar ..................................................... S-35
  Collections.............................................................. S-35
  Calculation of Total Available Funds..................................... S-36
  Distribution of Total Available Funds.................................... S-38
  Interest Payable on the Notes............................................ S-39
  Calculation of Interest Payable on the Notes............................. S-39
  Excess Available Income.................................................. S-39
  Gross Principal Collections.............................................. S-40
  Principal Collections.................................................... S-41
  Principal Distributions.................................................. S-41
  [Subordination and Allocation of Losses]................................. S-42
  [Redraws]................................................................ S-42
  [Pre-Funding][Revolving Period].......................................... S-42
  Application of Principal Charge Offs..................................... S-42
  Payments into US$ Account................................................ S-44
  Payments out of US$ Account.............................................. S-44
  The Interest Rate Swap................................................... S-44
  The Currency Swap........................................................ S-44
  Distributions after an Event of Default under the Security Trust Deed.... S-44
  Optional Redemption of the Notes......................................... S-44
  Final Maturity Dates..................................................... S-45
  Reports to Noteholders................................................... S-45
 Description of the Transaction Documents.................................. S-45
 [The Mortgage Insurance Policies]......................................... S-45
 [Liquidity [Facility][Account]]........................................... S-45
 [Redraw Facility]......................................................... S-45
 Description of the Trustees............................................... S-45
  The Issuer Trustee....................................................... S-45
  The Security Trustee..................................................... S-45
 The Note Trustee.......................................................... S-46
Servicing.................................................................. S-47
 The Servicer.............................................................. S-47
 Servicing of Housing Loans................................................ S-47
 Collection and Enforcement Procedures..................................... S-47
 Delinquencies and Mortgagee in Possession Experience...................... S-49
Prepayment and Yield Considerations........................................ S-50
 General................................................................... S-50
 Prepayments............................................................... S-50
 Rate of Payments.......................................................... S-51
 [The Subordinate Notes]................................................... S-51
 [Special Sensitivities]................................................... S-52
 Prepayment Rate Model and Modeling Assumptions............................ S-52
[Additional Information]................................................... S-53
[Legal Aspects of the Housing Loans]....................................... S-53
[Federal Income Tax Consequences].......................................... S-53
[Australian Tax Matters]................................................... S-53
[ERISA Considerations]..................................................... S-54
Plan of Distribution....................................................... S-54
 Underwriting.............................................................. S-54
 [Offering Restrictions]................................................... S-55
Listing and General Information............................................ S-56
Exchange Controls and Limitations.......................................... S-56
Announcement............................................................... S-57
Ratings of the Notes....................................................... S-57
Legal Matters.............................................................. S-57
Glossary...................................................................  G-1
Appendix A.................................................................  A-1

                             Australian Disclaimers

    . The offered notes do not represent deposits or other liabilities of Westpac Banking Corporation ("Westpac") or associates of Westpac.

    . The holding of the offered notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

    . Neither Westpac nor any associate of Westpac in any way stands behind the capital value and/or performance of the offered notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

    . None of Westpac, whether as servicer, approved seller, interest rate swap provider, currency swap provider, liquidity facility provider, redraw facility provider, Westpac Securities Administration Limited, in its individual capacity and as issuer trustee [and as seller trustee,] or Westpac Securitisation Management Pty Limited, as trust manager or the security trustee, the note trustee, the paying agent and note registrar nor any underwriter in any way stands behind the value and/or performance of the offered notes or the assets of the trust or guarantees the payment of interest or the repayment of principal due on the offered notes except to the limited extent provided in the transaction documents for the trust.

    . None of the obligations of Westpac Securitisation Management Pty Limited, as trust manager or Westpac Securities Administration Limited, as issuer trustee, or as seller trustee in respect of the offered notes are guaranteed in any way by Westpac or any associate of Westpac.

                               ----------------

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

      We describe the offered notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of offered notes; and (2) this prospectus supplement, which describes the specific terms of this series of offered notes and may be different from the information in the prospectus.

      If the description of the terms of the offered notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in the prospectus.

      If you require additional information, the mailing address of our office in the United States is Westpac Securitisation Management Pty Limited, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Counsel Legal Services, and the telephone number is (212) 551-1853.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

      In this prospectus supplement, the terms "we", "us" and "our" refer to Westpac Securitisation Management Pty Limited.

                               ----------------

           [Disclaimers with Respect to Sales to Non-U.S. Investors]

      [Insert appropriate disclaimers and restrictions relating to any relevant non-U.S. jurisdictions]

                            U.S. Dollar Presentation

      In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of [US$ =A$1.00], the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the
Federal Reserve Bank of New York on [           , 20   ]. This is not a
representation that Australian dollar amounts are worth the U.S. dollar amounts that would result from a calculation based on such rate or that Australian dollars could be converted into U.S. dollars at that rate.

      The following table sets out the history of the Australian dollar/US dollar exchange rates for the past five years based on the noon buying rate for cable transfers in Australian dollars as certified for customs by the Federal Reserve Bank of New York.

                                                   Year ended 30 September
                                              ----------------------------------
                                               2001   2000   1999   1998   1997
                                              ------ ------ ------ ------ ------
                                                 (expressed in US dollars per
                                                           A$1.00)
At Period End................................ 0.4946 0.5415 0.6528 0.5930 0.7250
Average Rate................................. 0.5182 0.6032 0.6376 0.6444 0.7700
High......................................... 0.5712 0.6687 0.6712 0.7386 0.8180
Low.......................................... 0.4828 0.5372 0.5887 0.5550 0.7163

                                    Summary

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.

                           Parties to the Transaction

Trust: ..........................  Series [           ] WST Trust

Issuer Trustee: .................  Westpac Securities Administration Limited (ABN 77 000
                                   049 472), in its capacity as trustee of the trust

Trust Manager and Registrant: ...
                                   Westpac Securitisation Management Pty Limited (ABN 73
                                   081 709 211), [Level 25, 60 Martin Place, Sydney, NSW
                                   2000, Australia]

Note Trustee: ...................  [                 ]

Security Trustee: ...............  [                 ]

Seller[s]: ......................  [Westpac Banking Corporation (ABN 33 007 457 141)]
                                   [and] [Westpac Securities Administration Limited in its
                                   capacity as seller trustee]

Servicer: .......................  Westpac, in its capacity as servicer of the housing loans.

[Seller Trustee:]................  [Westpac Securities Administration Limited in its
                                   capacity as trustee of the [    ] WST Trust]

Principal Paying Agent and Note
Registrar: ......................  [                 ]

[Interest Rate Swap Provider:] ..  [                 ]

[Currency Swap Provider:] .......  [                 ]

[Mortgage Insurers:] ............  [                 ]

[Redraw Facility Provider:] .....  [                 ]

[Liquidity Facility Provider:] ..  [                 ]

Underwriters: ...................  [                 ]

[Listing Agent]: ................  [                 ]

[Rating Agencies:] ..............  [                 ]

                              Summary of the Notes

                               [Class   ] [Class   ] [Class   ] [Class   ]*
 ------------------------------------------------------------------------------
   Initial Principal Balance:    US$      [US$]       [US$]     [US$/A$]
 ------------------------------------------------------------------------------
   % of Total:                 [  %]      [  %]       [  %]     [  %]
 ------------------------------------------------------------------------------
   Anticipated Ratings:
   [       ]
   [       ]
   [       ]
 ------------------------------------------------------------------------------
   Interest Rate up to and
   including the payment
   date in [    ]:
 ------------------------------------------------------------------------------
   [Interest Rate after
   and including the
   payment date in
   unless on or after
   that payment date the
   issuer trustee
   proposes to redeem
   the notes and is
   unable to do so as
   described in this
   prospectus, in which
   case the interest
   rate from and
   including that given
   payment date will be
   the rate specified in
   the line above]
 ------------------------------------------------------------------------------
   Call Option Date:
 ------------------------------------------------------------------------------
   Interest Accrual Method:
 ------------------------------------------------------------------------------
   Payment Dates:              [   ] day of each [        ], or if [  ] day is
                               not a business day, then the next business day
 ------------------------------------------------------------------------------
   Final Scheduled
   Payment Date:**
 ------------------------------------------------------------------------------
   Clearance/                    [DTC/Euroclear/Clearstream-    [DTC/Euroclear/
   Settlement:                     Luxembourg/Austraclear]      Clearstream,
                                                                Luxembourg/
                                                                Austraclear]
 ------------------------------------------------------------------------------
   Cut-Off Date:                      Close of business,[             ]
 ------------------------------------------------------------------------------
   Pricing Date:                               [             ]
 ------------------------------------------------------------------------------
   Closing Date:                       On or about [           , 20  ]
 ------------------------------------------------------------------------------
   Final Maturity Date:             The payment date falling in [       ]


  * We are providing information for the non-offered notes solely to assist the reader's understanding of the notes offered by this prospectus supplement.
 ** Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

Structural Overview
      Westpac Banking Corporation ("Westpac") established the Westpac Securitisation Trust Programme pursuant to a master trust deed dated February 14, 1997, between Westpac Securities Administration Limited and The Mortgage Company Pty Limited. The master trust deed provides the general terms and structure for securitization under the program. A series notice between the issuer trustee, the trust manager and others will set out the specific terms of
the Series [           ] WST trust and the offered notes, which may vary from
the terms set forth in the master trust deed. Westpac Securitisation Management
Pty Limited is appointed as trust manager of the Series [        ] WST trust on
the terms set out in the master trust deed and the series notice. Each securitization under the program is a separate transaction with a separate
trust. The assets of the Series [        ] WST trust will not be available to
satisfy the obligations of any other trust, and the assets of other trusts will
not be available to satisfy the obligations of the Series[         ] WST trust.
See "The Trust" in this prospectus supplement and the "The Trusts" in the prospectus.

      The Series [           ] WST trust involves the securitization of housing
loans originated [and purchased] by Westpac and secured by mortgages over residential property located in Australia. Westpac will equitably assign the housing loans to the issuer trustee as trustee of the trust, which will in turn issue the [floating] [fixed] rate notes to fund the acquisition of the housing loans.

      The issuer trustee will grant a floating charge over all of the assets of
the trust under the security trust deed in favor of [            ], as security
trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. The floating charge is a first ranking charge over the assets of the trust [subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust.] A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents. If the issuer trustee acts contrary to its duties, it may deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crysallization, see "Description of the Transaction Documents--The Security Trust Deed--Nature of the Charge" in the prospectus.

      Payments of interest and principal on the offered notes will come only from the housing loans and other assets of the trust. Except in limited circumstances, the assets of the parties to the transaction are not available to meet the payments of interest and principal on the offered notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the offered notes.

Housing Loan Statistics

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied residential properties located throughout Australia. The housing loans will have original terms to stated maturity of no more than [ ] years. The pool of housing loans has the characteristics described in the table on this page.


                   Selected Housing Loan Pool Data as of the
                      Close of Business on [       , 20  ]

Number of Housing Loans.....................................................
Housing Loan Pool Size......................................................  A$
Average Housing Loan Balance................................................  A$
Maximum Housing Loan Balance................................................  A$
Minimum Housing Loan Balance................................................  A$
[Total Valuation of the Mortgaged Properties]...............................  A$
[Maximum Remaining Term to Maturity in months]..............................
Weighted Average Remaining Term to Maturity in months.......................
Weighted Average Original Term to Maturity in months........................
[Weighted Average Seasoning in months]......................................
[Weighted Average Loan-to-Value Ratio]......................................   %
Lowest Loan-to-Value Ratio..................................................   %
Highest Loan-to-Value Ratio.................................................   %
Percentage of Loans that are Variable Rate..................................   %
Percentage of Loans that are Fixed Rate.....................................   %
Weighted Average Mortgage Rate for Variable Rate Loans......................   %
Weighted Average Mortgage Rate for Fixed Rate Loans.........................   %
Weighted Average Mortgage Rate for Housing Loans............................
Weighted Average Number of Months since Origination.........................
Percentage of Investment Property Loans.....................................   %

      [The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has declined or increased in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.]

      Before the issuance of the offered notes on the closing date, housing loans may be added to or removed from the housing loan pool. The Sellers may also substitute new housing loans for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the offered notes. The seller[s] will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors. [See Appendix A for additional information regarding the housing loan pool.]

Collections
      The issuer trustee will receive for each collection period the following amounts, known as collections:

    .  payments of interest and principal under the housing loans;

    . proceeds from the enforcement of the housing loans and mortgages relating to those housing loans;

    . amounts received from the seller[s] or servicer for breaches of representations or warranties;

    .  [amounts received under any mortgage insurance policies]; and

    . [description of any other amounts included in the applicable series notice as collections].

      [Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, plus some amounts, are known as gross principal collections.

      Available income is normally used to pay fees and expenses of the trust and interest on the notes. Gross principal collections, after deducting any amounts used to reimburse Westpac for redraws, are referred to as principal collections, and are normally used to pay principal on the notes. However, if there is not enough available income to pay fees and expenses of the trust and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees and expenses of the trust and interest on the notes, the excess income will be used to reimburse any principal charge offs and carryover charge offs on the notes and principal draws prior to distribution. Any remaining excess will be distributed to the residual beneficiary at the end of each collection period].

Interest on the Notes [and RFSs]
      Interest on the notes is payable [        ] in arrears on each payment
date. [Discussion of priorities to payments of interest.] Interest on each class of notes is calculated for each interest period as follows:

    .  at the interest rate on the class of notes;

    . on the outstanding principal balance of that note at the beginning of that interest period; and

    . on the basis of the actual number of days in that interest period [and a year of 360 days, or 365 days for the Class [ ] notes.]

See "Description of the Notes--Interest Payable on the Notes."

Principal on the Notes [and RFSs]
      Principal on the notes will be payable to the noteholders on each payment date. [Discussion of priorities to payments of principal.] On each payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note in that interest period. If the charge contained in the security trust deed is enforced after an event of default occurs (under the security trust deed) the proceeds from the enforcement will be distributed to reduce the principal outstanding on the notes. [Discussion of priorities of payments.] See "Description of the Notes--Principal Distributions."

Allocation of Cash Flows
      On each payment date, the issuer trustee will pay interest and repay principal to each noteholder to the extent of available income and principal collections on that payment date available to be applied for these purposes. The charts following this section summarize the flow of the payments.

Credit Enhancements
      Payments of interest and principal on the notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses
      [Description of subordination features, as applicable, and method of allocation of losses on the housing loans among the classes of notes.]

[Mortgage Insurance Policies]
      [Description of pool mortgage insurance policy and primary mortgage insurance policies, as applicable.] See "Description of the Transaction Documents--The Mortgage Insurance Policies"

[Excess Interest Collections
      [Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's fees and expenses will be available to cover any losses on the housing loans [that are not covered by mortgage insurance policies.]]

      [Description of any additional credit enhancement features, as applicable to the transaction.]

Liquidity Enhancements

Principal Draws
      [The trust manager will direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the amount available to pay interest on the notes and the other fees and expenses of the trust on a payment date.]

[Liquidity [Reserve][Facility]]
      [Description of any liquidity [reserve] [facility], as applicable.] See "Description of Transaction Documents-- Liquidity [Facility][Account]."

Redraws
      Under the terms of each variable rate housing loan, a borrower may redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan being its principal balance if no amount had been prepaid and the then current principal balance of the loan. Westpac will be reimbursed for any redraws it advances to borrowers by the issuer trustee from principal collections, if available, on the housing loans. Thus, the trust will have less funds available to pay principal to the noteholders on the next payment date, but will have a corresponding greater amount of assets with which to make future payments. See "Description of the Notes--Redraws."

Hedging Arrangements
      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

      [Description of interest rate swap agreements.]

      [Description of currency swap agreements.]

Optional Repurchase of the Housing Loans
      [The seller [trustee] may repurchase equitable title to all of the housing loans held in the trust. The seller [trustee] may only exercise this option on the payment date after which the aggregate outstanding principal
amount of the housing loans is less than [    %] of the aggregate principal
amount of the housing loans as of the cut-off date. The purchase price will be equal to the following:

    . for each housing loan that the servicer determines is a performing housing loan, the unpaid balance of such housing loan; plus

    . for each housing loan that the servicer determines is a non-performing housing loan, the fair market value of such housing loan.]

[Pre-funding][Revolving Period]
      [Description of any prefunding or revolving period as applicable.] See "Description of The Notes-- [Prefunding][Revolving] Period."

Withholding Tax
      [Payments of principal and interest on the Class [   ] notes will be
reduced by any applicable withholding taxes. The issuer trustee is not
obligated to pay any additional amounts to the Class [   ] noteholders to cover
any withholding taxes. In the opinion of Allens Arthur Robinson, Australian tax
counsel for the trust manager, under present law, the Class [   ] notes will
not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the
issuer trustee. The issuer trustee will seek to issue the Class [   ] notes in
a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not
know or have reasonable grounds to suspect that a Class [   ] note, or an
interest in a Class [   ] note, was being, or would later be acquired directly
or indirectly by associates of the issuer trustee. Accordingly, persons who are associates of the issuer trustee for the purposes of the Australian Income Tax
Assessment Act of 1936, should not acquire Class [   ] notes. See "Australian
Tax Matters."

      If by virtue of a change in law:

    . the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of note holders due to taxes, duties, assessments or governmental charges; or

    . the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges, the trust manager may, at its sole discretion, direct the issuer trustee to redeem all of the notes.

    .  the issuer trustee redeems the Class [   ] notes, the Class [   ]
       noteholders will receive a payment equal to the outstanding principal
       balance of the Class [   ] notes plus accrued interest on the
       outstanding principal balance of the Class [   ] notes, unless
       noteholders owning 75% of the aggregate outstanding principal balance
       of the Class [   ] notes consent to receiving the outstanding
       principal balance of the Class [   ] notes as reduced by losses
       allocated against the notes plus accrued interest on the outstanding
       principal balance of the Class [   ] notes. However, if the
       withholding or deduction relates only to the Class [   ] notes, Class
       [   ] noteholders owning 75% of the aggregate outstanding principal
       balance of the Class [   ] notes may direct the issuer trustee not to
       redeem the Class [   ] notes.] See "Description of the Notes--
       Redemption of the Notes for Taxation or other Reasons" in the prospectus.

U.S. Federal Income Tax Matters
      [In the opinion of Mayer, Brown & Platt, special tax counsel for the
trust manager, the Class [   ] notes will be characterized as debt for U.S.
federal income tax purposes. Each Class [   ] noteholder, by acceptance of a
Class [   ] note, agrees to treat the notes as indebtedness.] [Discussion of additional tax matters applicable for a particular series.] See "Federal Income Tax Consequences."

Legal Investment
      The notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the notes constitute legal investments for you. See "Legal Investment Considerations" in the prospectus.

ERISA Considerations
      Subject to the considerations in "ERISA Considerations" in this
prospectus supplement and in the prospectus, the Class [   ] notes will be
eligible for purchase with plan assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Investors should consult their legal advisors with respect to the consequences under ERISA and the Internal Revenue Code of 1986, as amended of a plan's acquisition and ownership of the Class [ ] notes. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Book-Entry Registration
      Persons acquiring beneficial ownership interests in Class [   ] notes
will hold their Class [  ] notes through the

Depository Trust Company in the United States [and Clearstream, Luxembourg/ Euroclear/Austraclear outside of the United States.] Transfers within the Depository Trust Company, [Clearstream, Luxembourg/ Euroclear/Austraclear] will be in accordance with the usual rules and operating procedures of the relevant system. [Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear/Austraclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear/Austraclear.] See "Description of the Notes--Book-Entry Registration."

                               Structural Diagram

                    [Insert diagram of specific transaction]

                    [Charts describing the flow of payments]

                                  Risk Factors

      The offered notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the offered notes described in this prospectus supplement.

Notes, trusts and subordination

The offered notes will be paid   .  The offered notes are debt obligations of
only from the assets of the         the issuer trustee only in its capacity as
trust                               trustee of the trust. The offered notes do
                                    not represent an interest in or obligation of any of the other parties to the transaction. The only direct obligations of the other parties to the transaction relating to the offered notes or the housing loans will be that of the seller[s] and of the seller trustee for several limited representations and warranties made in relation to the housing loans, the servicer in relation to its servicing obligations under the servicing agreement, the previous servicer in relation to its servicing obligations under the previous servicing agreement
                                    (but only to the extent those obligations related to housing loans which are or will be assets of the issue trustee) and the trust manager in relation to its undertakings in the transaction documents.

                                 . The assets of the trust will be the sole source of payments on the offered notes. The issuer trustee's other assets will only be available to make payments on the offered notes if the issuer trustee is negligent, commits fraud or is in breach of trust. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

You face an additional           .  Although Westpac could have legally
possibility of loss because         assigned the title to the housing loans to
the issuer trustee does not         the issuer trustee, initially it will
hold legal title to the             assign only equitable title to the housing
housing loans                       loans to the issuer trustee. The borrowers
                                    will not be notified of the equitable
                                    assignment. The housing loans will be
                                    legally assigned to the issuer trustee
                                    only upon the occurrence of a Title
                                    Perfection Event. See "The Assets of the
                                    Trust--Transfer and Assignment of the
                                    Housing Loans" in the prospectus. Because the issuer trustee does not hold legal title to the housing loans, you will be subject to the following risks which may lead to a failure to receive collections on the housing loans or delays in receiving the collections on the housing loans, and consequently lead you to suffer losses:

                                    .  The issuer trustee's interest in a
                                       housing loan may be impaired by the
                                       creation or existence of an equal or
                                       higher ranking security interest over
                                       the related mortgaged property created
                                       after the creation of the issuer
                                       trustee's equitable interest but prior
                                       to it acquiring a legal interest in the
                                       housing loan.

                                    .  Until a borrower has notice of the
                                       assignment of its housing loan by
                                       Westpac to the issuer trustee, that
                                       borrower is not required to make
                                       payments under its housing loan to
                                       anyone other than Westpac. Until a
                                       borrower receives notice of the
                                       assignment, any payments the borrower
                                       makes under his or her housing loan to
                                       Westpac will validly discharge the
                                       borrower's obligations under the
                                       borrower's housing loan, even if the
                                       issuer trustee does not receive the
                                       payments from Westpac. Therefore, if
                                       Westpac does not deliver collections to
                                       the issuer trustee, for whatever
                                       reason, neither the issuer trustee nor
                                       you will have any recourse against the
                                       related borrowers for the collections.

                                    .  The issuer trustee may not be able to
                                       initiate any legal proceedings against
                                       a borrower to enforce a housing loan
                                       without the involvement of Westpac.

[A borrower's ability to        .  [In the event of the insolvency of Westpac,
offset may affect the return       borrowers may be able to offset their
on your notes]                     deposits with Westpac against their
                                   liability under their housing loans. If
                                   this occurred, the assets of the trust
                                   might be insufficient to pay you principal and interest in full.]

Westpac and the servicer may    .  Before Westpac or the servicer remits
commingle collections on the       collections to the collection account, the
housing loans with their           collections may be commingled with the
assets                             assets of Westpac or the servicer. If
                                   Westpac or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.

[Subordination of the Class      .  [The subordination of the Class [  ] notes
[  ] notes provides only            is intended to increase the likelihood of
limited protection against          payment on the Class [  ] notes. The
losses]                             amount of credit enhancement provided
                                    through the subordination of the Class
                                    [  ] notes to the Class [  ] notes,
                                    however, is limited and could be depleted prior to the payment in full of the Class
                                    [  ] notes.

                                    If the principal amount of the Class [ ] notes is reduced to zero, you may suffer losses on your notes.]

[The issuance of RFSs and/or     .  [In some limited circumstances, the issuer
RFS notes may affect the            trustee may issue RFSs. In addition, on
timing and amount of payments       each payment date, Gross Principal
made on other classes of            Collections will be used to reimburse
offered notes]                      Westpac for any redraws funded by Westpac
                                    during the related collection period prior to payments being made on the offered notes.

                                 .  The issuance of RFSs, any conversion of
                                    the RFSs to RFS notes and the
                                    reimbursement of Westpac for any redraws funded by Westpac [or under the redraw facility] will require the issuer trustee to allocate some distributions of principal and interest to the RFSs and RFS notes prior to payments on the offered notes. This may cause a delay in payments on your notes and could expose you to a greater risk of loss on your notes.]

You may not be able to resell    .  The underwriters are not required to
your notes                          assist you in reselling your notes. A
                                    secondary market for your notes may not
                                    develop. If a secondary market does
                                    develop, it might not continue or might
                                    not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could expose you to significant losses.

The proceeds from the            .  If the security trustee enforces the
enforcement of the security         security interest over the assets of the
trust deed may be insufficient      trust after an event of default occurs
to pay amounts due to you           under the security trust deed, there is no
                                    assurance that the market value of the
                                    assets of the trust will be equal to or
                                    greater than
                                   the outstanding principal and interest due on the offered notes and the other secured obligations that rank ahead of or equally with the offered notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, [the swap providers] and [other support providers] will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full. See "Description of the Transaction Documents-- The Security Trust Deed" in the prospectus.

                                .  [Description of risk relating to currency
[The termination of any of         swap.]
the swaps or the
implementation of currency
exchange controls may subject
you to losses]

                                . [Description of risk relating to interest rate swap.]

The imposition of a             .  If a withholding tax is imposed on payments
withholding tax will reduce        in relation to interest on your notes,
payments to you and may lead       including related payments to the currency
to an early redemption of the      swap provider, you will not be entitled to
offered notes                      receive grossed-up amounts to compensate
                                   for the withholding tax. Thus, you will
                                   receive less interest than is scheduled to be paid on each payment date and may receive less principal at the maturity date of the offered notes. In addition, the issuer trustee, at the direction of the trust manager, may on any payment date simultaneously redeem the offered notes in whole but not in part if a withholding tax is imposed. If the issuer trustee exercises this option, you may not be able to reinvest the amounts received upon redemption at an interest rate comparable to that payable on the offered notes.

[There are limits on the        .  [If the interest collections during a
amount of available liquidity      collection period are insufficient to cover
to insure payments of              fees and expenses of the trust and the
interest to you]                   interest payments due on the notes on the
                                   next payment date, principal collections collected during the collection period may be used to cover these amounts. If principal collections are not sufficient to cover the shortfall, the issuer trustee will draw funds from the liquidity [account]
                                   [facility]. If there is not enough money available under the liquidity
                                   [account][facility], you may not receive a full payment of interest on that payment date, which will reduce the yield on your notes.]

You will not receive physical   .  Your ownership of the offered notes will be
notes representing your            registered electronically through DTC
notes, which can cause delays      [,Euroclear, Clearstream, Luxembourg and
in receiving distributions         Austraclear]. The lack of physical notes
and hamper your ability to         could:
pledge or resell your notes

                                    .  cause you to experience delays in
                                       receiving payments on the offered notes
                                       because the principal paying agent will
                                       be sending distributions on the offered
                                       notes to DTC instead of directly to
                                       you;

                                    .  limit or prevent you from using your
                                       notes as collateral; and

                                    .  hinder your ability to resell the
                                       offered notes or reduce the price that
                                       you receive for them.

There is no assurance that a    .  It is a condition to the issuance of the
rating will remain for any         Class A notes that they be rated ["Aaa"] by
given period of time or that       Moody's and ["AAA"] by S&P. A rating is not
a rating will not be lowered       a recommendation to purchase, hold or sell
or withdrawn entirely by a         the Class A notes inasmuch as such rating
Rating Agency                      does not comment as to market price or
                                   suitability for a particular investor. The rating of the Class A notes addresses the likelihood of the payment of principal and interest on the rating of the Class A notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (including without limitation a reduction in the credit rating of the interest rate swap provider, the currency swap providers, the mortgage insurance providers or a reduction in the foreign currency rating of Australia) in the future so warrant. The Class A notes will be based primarily on the creditworthiness of the housing loans, the pool mortgage insurance policy and primary mortgage insurance policies, the availability of
                                       excess available income, if any, the
                                       subordination provided by the Class B
                                       notes with respect to the Class A
                                       notes, the availability of the
                                       liquidity facility, the
                                       creditworthiness of the interest rate
                                       swap provider, the currency swap
                                       providers and the mortgage insurers and
                                       the foreign currency rating of
                                       Australia. In the context of an asset
                                       securitization, the foreign currency
                                       rating of a country reflects, in
                                       general, a Rating Agency's view of the
                                       likelihood that cash flow on assets in
                                       such country's currency will be
                                       permitted to be sent outside of the
                                       country.

Housing Loans

There is no way to predict      .  The rate of principal and interest payments
the actual rate and timing of      on pools of housing loans varies among
payments on the housing loans      pools, and is influenced by a variety of
                                   economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans, the availability of alternate financing and the particular terms of the housing loans.

                                   Australian housing loans have features and options that are different from housing loans in the United States and Europe, and thus will have different rates and timing of payments from housing loans in the United States and Europe. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayment will conform to any model described in this prospectus supplement. The rate and timing of principal and interest payments on the housing loans will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative effects:

                                    .  If you bought your notes for more than
                                       their face amount, the yield on your
                                       notes will drop if principal payments
                                       occur at a faster rate than you expect.

                                     .  If you bought your notes for less than
                                        their face amount, the yield on your
                                        notes will drop if principal payments
                                        occur at a slower rate than you
                                        expect.

Losses and delinquent payments   .  If borrowers fail to make payments of
on the housing loans may            interest and principal under the housing
affect the return on your           loans when due and the credit enhancement
notes                               described in this prospectus supplement is
                                    not enough to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses.

                                     .  Defaults on housing loans are likely
                                        to occur with greater frequency in the
                                        early years of the terms of the
                                        housing loans. The earlier that a
                                        default occurs that is not covered by
                                        the credit enhancement described in
                                        this prospectus supplement, the
                                        greater the impact will be on reducing
                                        the yield on your notes.

Enforcement of the housing       .  The servicer could encounter substantial
loans may cause delays in           delays in connection with the liquidation
payment and losses                  of a housing loan, which may lead to
                                    shortfalls in payments to you to the
                                    extent those shortfalls are not covered by [details of applicable credit enhancement for a series].

                                 . If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, [unless the difference is covered under [insert details of applicable credit enhancement for a series that would cover this type of shortfall].]

Some of the housing loans have   .  Housing loans with higher loan-to-value
high loan-to-value ratios           ratios may present greater risk of
which may affect the return on      delinquency. [  %] of the housing loans
your notes                          had a loan-to-value ratio greater than 80%
                                    as of the cut-off date. [Although each
                                    housing loan in the trust with a
                                    loan-to-value ratio in excess of 80% is
                                    covered by a primary mortgage insurance
                                    policy which insures the full amount of
                                    the Unpaid Balance,] proceeds from the
                                    liquidation of these housing loans may be insufficient to cover the Unpaid Balance if a borrower fails to make payments under the loan and the mortgage insurer has elected, if entitled, to:

                                    .  cancel the relevant insurance policy;

                                    .  reduce the amount of a claim made under
                                       the policy; or

                                    .  refuse the amount of a claim made or is
                                       otherwise unable to honor its
                                       obligations under the policy.

                                    As a result, you may experience losses,
                                    including Principal Charge Offs.

Prepayments during a             .  If a prepayment is received on a housing
collection period may result        loan during any collection period,
in you not receiving your full      interest will cease to accrue on that
interest payments                   prepaid portion of the housing loan,
                                    starting on the date of prepayment. The
                                    amount prepaid will be invested in
                                    investments, or will be the subject of
                                    interest payable by the servicer
                                    commencing 2 business days after receipt by the servicer. If the rate of interest earned from investments or paid by the servicer is lower than that paid on the housing loan, [and the interest rate swaps have been terminated,] the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next distribution date.

The resignation or termination   .  If the servicer resigns or is removed for
of the servicer may affect the      any reason, the issuer trustee must
return on your notes                appoint a suitably qualified person as
                                    servicer whose appointment would not
                                    materially prejudice the interests of
                                    noteholders to assume responsibility for servicing the housing loans in compliance with the master trust deed and the servicing agreement. There is no guarantee that:

                                    .  the issuer trustee will be able to find
                                       an eligible servicer who is willing to
                                       service the housing loans on the terms
                                       of the master trust
                                       deed and the servicing agreement, in
                                       which case the issuer trustee must act
                                       as the eligible servicer; or

                                    .  an eligible servicer will be able to
                                       service the housing loans with the same
                                       level of skill and competence as the
                                       initial servicer; or

                                    .  an eligible servicer will not require
                                       higher fees for their services.

                                 .  The ability of the eligible servicer,
                                    whether it is the issuer trustee or a
                                    third party, to perform the servicing
                                    functions under the master trust deed and servicing agreement will depend on the information and records available to it.

[If the seller [trustee]         .  [The seller [trustee] may repurchase the
repurchases the housing loans,      equitable title to the housing loans held
you could suffer losses and         by the trust if:
the yield on your notes could
be lower than expected]

                                    .  the aggregate housing loan principal
                                       expressed as a percentage of the
                                       aggregate housing loan principal as of
                                       the cut-off date, is less than [ %];
                                       and

                                    .  the trust manager instructs the
                                       [seller] trustee to do so.

                                 . The issuer trustee will apply the proceeds of the sale of the assets of the trust to repay moneys owing to you at that time according to the priorities for applying payments of interest and principal between the classes of notes. If a housing loan is non-performing, the purchase price for that housing loan will be based on the fair market value. The fair market value of a housing loan may be less than the Unpaid Balance of the housing loan. If a significant number of housing loans are non-performing, the total proceeds from this optional repurchase may be less than amounts owing to you. As a result you may suffer losses and the yield on your notes could be lower than expected.] See "Description of the Notes--Optional Redemption of the Notes" in the prospectus.

Payment holidays may result in   .  If a borrower prepays principal on his or
you not receiving your full         her loan, the borrower is not required to
interest payments                   make any
                                    payments, including interest payments,
                                    until the outstanding principal balance of the housing loan plus unpaid interest equals or exceeds the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and [the liquidity
                                    [reserve][facility] and principal draws] do not provide enough funds to cover the scheduled repayments which were not made on the housing loans, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the offered notes on the next payment date.

Westpac's ability to set the     .  The interest rates on the variable rate
interest rate on variable           housing loans are not tied to an objective
rate housing loans may lead         interest rate index as is customary in the
to increased delinquencies or       United States, but are set at the sole
prepayments                         discretion of Westpac. If Westpac
                                    increases interest rates on these loans, borrowers may be unable to make their required payments and accordingly, may become delinquent or may default on their housing loans. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected which could affect the yield on your notes.

The features of the housing      .  Subject to the terms of the housing loans,
loans may change, which could       the features of the housing loans,
affect the timing and amount        including their interest rates, may be
of payments to you                  changed by Westpac, either on its own
                                    initiative or at a borrower's request.
                                    Some of these changes may include the
                                    addition of newly developed features which are not described in this prospectus supplement or the prospectus. As a result of these changes the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive. See
                                    "Westpac Residential Loan Program--Product
                                    Types" in the prospectus.

                                 .  If Westpac changes the features of the
                                    housing loans or fails to offer desirable features offered by its competitors, borrowers might elect to refinance their housing loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

[The use of principal            .  [If principal collections are drawn upon
collections to cover liquidity      to cover shortfalls in interest
shortfalls may lead to              collections and there are insufficient
principal losses]                   excess interest collections in succeeding
                                    collection periods to repay those
                                    principal draws, you may not receive full repayment of principal on your notes.]

[A decline in Australian         .  [The Australian economy has been
economic conditions may lead        experiencing a prolonged period of
to losses on your notes]            expansion with relatively low interest
                                    rates and steadily increasing property
                                    values, although interest rates have
                                    started to increase slightly recently. If the Australian economy were to experience a downturn, a continued increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.]

Consumer protection laws may     .  Some borrowers may make a claim to a court
affect the timing or amount of      requesting changes in the terms and
interest or principal payments      conditions of their housing loans or
to you                              compensation or penalties from the seller
                                    for breaches of any legislation relating to consumer credit.

                                 .  If the housing loan is regulated by the
                                    Consumer Credit Legislation the relevant borrower may apply to a court to, among other things:

                                     .  vary the terms of the housing loan on
                                        grounds of hardship or that it is an
                                        unjust contract;

                                     .  reduce or cancel any unconscionable
                                        interest or charges;

                                     .  have any terms of the housing loan
                                        that breach the Consumer Credit
                                        Legislation declared unenforceable;
                                        and

                                     .  impose a penalty against or order
                                        compensation from Westpac for some
                                        breaches of the legislation and reduce
                                        the amount payable under the housing
                                        loan by the amount of that penalty or
                                        compensation.

                                 .  Any changes which allow the borrower to
                                    pay less principal or interest under the housing loan may delay or decrease the amount of collections available to make payments to you.

                                 . In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the Consumer Credit Legislation instead of Westpac. To the extent that the issuer trustee is unable to claim damages from Westpac or the servicer where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit Legislation, the assets of the trust, subject to limited exceptions, will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you. See "Legal Aspects of the Housing Loans" in the prospectus.

                                 .  If the trust contains a high concentration
The concentration of housing        of housing loans secured by properties
loans in specific geographic        located within a single state or region
areas may increase the              within Australia, any deterioration in the
possibility of loss on your         real estate values or the economy of any
notes                               of those states or regions could result in
                                    higher rates of delinquencies,
                                    foreclosures and loss than expected on the housing loans. [Description of any applicable concentrations for a series.]
                                    In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.

[The implementation of the
goods and services tax in        .  [Since July 1, 2000, a goods and services
Australia is likely to              tax has been payable by all entities which
decrease the funds available        make taxable supplies in Australia subject
to the trust to pay you]            to certain traditional rules. Some service
                                    providers to the issuer trustee may be
                                    subject to the Goods and Services Tax in respect of the services provided to the trust and may pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to the goods and services tax on services provided by it.
                                    To the extent that it has a net goods and services tax liability, the issuer trustee has less trust funds available to meet its obligations, and you may suffer losses.
                                    See "Australian Tax Matters" in the
                                    prospectus.]

Other

[Australian tax reform           .  [The Australian federal government
proposals could affect the tax      proposes to reform business taxation as
treatment of the trust]             part of its current tax reform programme.
                                    There are several proposed measures,
                                    including possible changes to the taxation of trusts that, if enacted and applicable to securitization trusts, could impact upon the tax treatment of the trust. To the extent that it has a tax liability, the issuer trustee may have less funds available to meet its obligations, and you may suffer losses. See "Australian Tax
                                    Matters."]

       [Insert additional risk factors applicable for a specific series]

                                   The Trust

General
      The assets of the trust will include the following:

    .  the pool of housing loans, including all:

      . principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

      . interest payments paid or payable on the housing loans from the closing date;

    .  [rights under the mortgage insurance policies issued by [           ]
       and the individual property insurance policies covering the mortgaged properties relating to the housing loans;]

    . [other forms of credit enhancement applicable for a particular series;]

    . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

    .  the issuer trustee's rights under the transaction documents.

Transfer and Assignment of the Housing Loans
      The seller[s] will be Westpac, as an originator of the housing loans, [and the seller trustee, as trustee of any other WST trusts established under the master trust deed.] [During the period between the cut-off date and the closing date, the seller[s] will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit these collections to the seller[s]. On the first payment date, the issuer trustee will pay to the seller[s] the Accrued Interest Adjustment as a priority payment from Total Available Funds to reimburse them for accrued interest and fees during this period.]

      On the closing date, the seller[s] will equitably assign to the issuer trustee the housing loans, the mortgages securing those housing loans, the mortgage documents and any mortgage insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by the seller[s] to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and the seller[s] will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

      The issuer trustee will grant a first ranking floating charge over the housing loans and other assets of the trust, under the security trust deed in favor of the security trustee for the ultimate benefit of the noteholders. The servicer will service the housing loans pursuant to the servicing agreement and will receive compensation for these services.

Representations, Warranties and Eligibility Criteria
      Under the sale notice, [Westpac as the servicer and the seller trustee] have each made representations and warranties covering the housing loans to the issuer trustee as described in the prospectus in "The Assets of the Trust-- Representations, Warranties and Eligibility Criteria." [Description of any additional representations or representations either made or not made by any of Westpac as the servicer or the seller trustee.] The issuer trustee will charge those representations and warranties to the security trustee for the benefit of noteholders. If any of [Westpac as the servicer or the seller trustee] breaches any of the representations or warranties, it will be obligated:

    . to cure the breach in all material respects in specific circumstances;

    . in some circumstances to repurchase the housing loan or any property acquired in respect of the housing loan; or

    . to pay any damages to which the issuer trustee is entitled in connection with such breaches.

                    Description of the Pool of Housing Loans

General
      The pool will consist of [       ] housing loans that have an aggregate
principal balance outstanding as of the cut-off date, [after deducting payments
due on or before that date], of approximately [A$        ]. As of the cut-off
date, no housing loans were more than [30] days in arrears. [Primary mortgage insurance policies will cover, up to specified limits, some of the risks of loss on some of the housing loans.] Westpac originated the housing loans in accordance with the underwriting standards described in "Westpac Residential Loan Program--Underwriting Process" in the prospectus.

      A mortgage over the related mortgaged property will secure the housing loans. If the mortgage is a first ranking mortgage, it will have priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except for certain statutory rights such as some rates and taxes, which are granted statutory priority. If the mortgage is not a first ranking priority mortgage, the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan.

      The mortgaged properties that secure the housing loans are located in the 6 states and [2] territories of Australia listed below:

    .  New South Wales;
    .  Victoria;
    .  Western Australia;
    .  Queensland;
    .  South Australia;
    .  Tasmania
    .  the Northern Territory; and
    .  the Australian Capital Territory.

Details of the Housing Loan Pool
      The information in Appendix A, attached hereto, sets forth in tabular format various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on the cut-off date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because the seller[s] may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

      The seller[s] will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors.

                        Description of the Offered Notes

General
      The following summary, together with the description of the offered notes in the prospectus, describes the material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents. Investors should review the prospectus for important additional information regarding the terms and conditions of the offered notes and the transaction documents. The offered notes will be governed by the laws of New South Wales. The noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

      [Only the [        ] notes are offered by this prospectus supplement. The
[      ] notes are not offered by this prospectus supplement. In addition to
the [         ] notes, the issuer trustee may also issue from time to time
RFSs, which may convert to RFS [class   ] notes. The [                 ] are
referred to in this prospectus supplement as the offered notes.

      The offered notes are offered in minimum denominations equivalent to at
least [US$       ] initial class principal balance each and multiples of a US$1 in excess of that amount. The issuer trustee will issue [the offered notes in
book-entry form] [and the        notes in certificated form].

Book-Entry Registration
      A global note registered in the name of the nominee of DTC will initially represent each class of book-entry notes. DTC has advised the issuer trustee that its nominee will be Cede & Co. Accordingly, we expect that Cede & Co. will be the holder of record of the book-entry notes. Unless the events described in the prospectus under "Description of the Notes--Definitive Notes" occur, the issuer trustee will not issue the notes in fully registered, certificated form as definitive notes.

      Book-entry noteholders may hold their interests in the offered notes through DTC, in the United States, [Clearstream, Luxembourg or the Euroclear System, in Europe, or Austraclear in Australia,] if they are participants in those systems, or indirectly through organizations that are participants in those systems. [Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.]

      Unless and until the issuer trustee issues definitive notes, all references in this prospectus supplement to actions taken by book-entry noteholders shall refer to actions taken by DTC upon instructions from DTC participants. Further, all references in this prospectus supplement to distributions, payments, notices, reports, and statements to book-entry noteholders shall refer to distributions, payments, notices, reports and statements to Cede & Co., as the registered holder of the offered notes, for distribution to book-entry noteholders in accordance with DTC procedures.

      Unless the issuer trustee issues definitive notes, noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, noteholders will receive payments after the related payment date. This payment delay will occur because although the issuer trustee will forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each payment date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or noteholders. We anticipate that the sole noteholder for each class of book-entry notes will be Cede & Co., as nominee of DTC. As a result, the issuer trustee will not recognize book-entry noteholders as noteholders [under the security trust deed]. Book-entry noteholders will be permitted to exercise the rights of noteholders [under the security trust deed] only indirectly through DTC participants, who in turn will exercise their rights through DTC.

Definitive Notes
      The issuer trustee will issue the book-entry notes as definitive notes to noteholders or their nominees, rather than to DTC or its nominees, only if the events described in the prospectus under "Description of the Notes--Definitive Notes" occurs.

Key Dates and Periods
      The following is an example of the relevant dates and periods for the allocation of cashflows and payments. For purposes of these dates and periods it has been assumed that the paying agent will distribute payments on the offered notes quarterly for quarters beginning [February 1, May 1, August 1 and November 1.]

[Quarter.......................  means each three-month period in a year which periods begin on [February 1, May 1, August 1 and November 1]]

Collection Period..............  means the [  ] day of each quarter and runs until and includes the [ ] day of the next quarter. However, the first and last quarterly collection periods are as follows:

                                 . first: period from and including the cut-off date to and including [ ] days prior to the first payment date

                                 . last: period from but excluding the last day of the collection period before the Termination Date to and including the Termination Date

Determination Date.............  the date which is 4 business days before a payment date

Remittance Date................  the date which is 2 business days before a payment date

Record Date....................  .  while the offered notes are held in book-
                                    entry form, the date which is [ ] business days before the payment date

                                 . if definitive notes have been issued, the last day of the calendar month before the payment date

Interest Determination Date....  the date which is 2 London banking days before the beginning of the Interest Period

Notice Date....................
                                 the date which is 1 business day before a payment date

Payment Date...................
                                 [ ] day of each quarter, or, if [ ] day is not a business day, then the next business day

Interest Period................  for each payment date, begins on and includes the previous payment date and ends on, but excludes the current payment date. However, the first and last Interest Periods are as follows:

                                 .  first: period from and including the
                                    closing date to but excluding the first
                                    payment date

                                 .  last: period from and including the
                                    previous payment date and ends on, but
                                    excludes the maturity date

Business Day...................  in relation to the note trust deed, the agency agreement, any notes payable in US$ and any US$ payments under any currency swap, means:

                                 . any day, other than a Saturday, Sunday or public holiday, on which banks are open for business (including dealings in foreign currency generally) in Sydney, London and New York City in relation to any notes payable in A$, any A$ payments under any currency swap and any other transaction document means:

                                 . any day, other than a Saturday, Sunday or public holiday (including dealings in foreign currency generally)

[Example] Calendar
      The following [example] calendar for a quarter commencing in [      ]
assumes that all relevant days are business days:

   [Collection Period.............  [         ] to and including [         ]
   Determination Date.............  [         ]
   Remittance Date................  [         ]
   Interest Determination Date....  [         ]
   Notice Date....................  [         ]
   Payment Date...................  [         ]
   Interest Period................  Closing date to, but excluding,[         ]]

Collections
      [Insert description of collections for the specific transaction]

      [Westpac or the servicer, as a delegate of Westpac under the servicing agreement, will receive collections on the housing loans in the trust. Each of Westpac and the servicer will deposit the collections it receives in the collection account within the following time periods:

    . two days prior to the related payment date for that collection period, if Westpac has a short term rating of at least [A-1+] [from Standard & Poor's], [P-1] [from

       Moody's] and [F-1+] [from Fitch] and Westpac or a subsidiary maintains the collection account;

    . five business days following receipt, if Westpac or a subsidiary maintains the collection account and Westpac does not have a short term rating as described in the previous bullet point; or

    . two business days following receipt, if Westpac or a subsidiary does not maintain the collection account.

      Westpac or a subsidiary may maintain the collection account as long as Westpac remains an Approved Bank. In addition to remitting collections to the collection account, if Westpac or the servicer retains collections until two days prior to the relevant payment date, they must also deposit accrued interest on those collections into the collection account. The amount of accrued interest will be equal to the interest accrued at the Bank Bill Rate on their collection amounts from the date two days after their receipt of those amounts through the date of deposit into the collection account.]

Calculation of Total Available Funds
      On each determination date, the trust manager will calculate the Available Income[, and if necessary the principal draws, and if applicable, and if necessary, the liquidity draws, if available] for the immediately preceding collection period. The sum of these amounts is the Total Available Funds.

Available Income

      Available Income for a collection period means the aggregate of:

    . the Finance Charge Collections for that collection period, which are the aggregate of:

      (1) all amounts received by or on behalf of the issuer trustee from Government Charges, interest, fees and other income payable under housing loans in a mortgage pool including:

             (a) amounts on account of interest recovered from the enforcement of a housing loan, but excluding proceeds of a mortgage insurance policy;

             (b) any payments by Westpac to the issuer trustee on the
                 repurchase of a housing loan during that collection period which are attributable to interest;

             (c) any interest adjustments received by the trust in relation to the transfer of housing loans or related mortgages from the trust to another WST trust; and

             (d) the Prepayment Cost Surplus, if any, for that collection period; and

      (2) all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

             (a) from a seller or the servicer for a breach of representation or warranty or undertaking contained in the master trust deed, servicing agreement or series notice; and

             (b) from a seller or the servicer under any obligation under the master trust deed, servicing agreement or series notice to indemnify or reimburse the issuer trustee for any amount,

             in each case which are determined by the trust manager to be in respect of interest; and

      (3) recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has occurred, but does not include recoveries under a mortgage insurance policy that are payable to the insurer;

      less:

      (1) Governmental Charges collected by or on behalf of the issuer trustee for that collection period;

      (2) the aggregate of all fees and charges due to the servicer or Westpac under the housing loans during that collection period; and

      (3) any Prepayment Cost Surplus due to Westpac and actually collected by Westpac or the servicer during that collection period;

      plus:

    .  to the extent not included in Finance Charge Collections:

      (1) any amount received or due to be received by or on behalf of the issuer trustee in relation to that collection period on or by the first payment date after that collection period for net receipts under any swap agreement, other than the currency swaps;

      (2) any amount received by or on behalf of the issuer trustee under any support facility, other than the currency swaps, including amounts received under any mortgage insurance policy, which the trust manager determines should be offset against a Finance Charge Loss;

      (3) any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

      (4) amounts in the nature of interest otherwise paid by Westpac, the servicer or the trust manager to the issuer trustee for collections held by it;

      (5) all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income; and

      (6) any net amount attributable to income from another WST Trust established under the master trust deed with respect to the substitution of a housing loan.

      but excluding:

    .  any interest credited to a collateral account of a support facility;
       and

    . any amount received by the issuer trustee on entry into a replacement currency swap which is payable to the prior currency swap providers.

      [This section may be modified for each series to accurately describe all of the sources of Available Income.]

[Principal Draws]
      [If the trust manager determines on any determination date that there is a Payment Shortfall for the collection period ending immediately before that determination date, then the trust manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.]

[Liquidity Draws]
      [If the trust manager determines on any determination date that a principal draw will not cover a Payment Shortfall, the trust manager must direct the issuer trustee to make a liquidity draw under the [liquidity facility] [liquidity account]. The liquidity draw will be an amount equal to the lesser of the amount of the shortfall or the difference between the liquidity limit and the aggregate of all outstanding amounts under the liquidity facility or the amount remaining in the liquidity account as the case may be.]

Remaining Liquidity Shortfall
      If the amount available to be drawn under the [liquidity facility][liquidity account] is not sufficient to satisfy the remaining Payment Shortfall in full, the trust manager must reduce the interest payable in respect of the notes and other fees payable. [Describe the method of satisfying the Payment Shortfall.]]

Distribution of Total Available Funds
      [Insert description of the order and priority of payments of Total Available Funds.]

Trust Expenses
      On each determination date, the trust manager will determine the Trust Expenses described below for the related collection period and the trust manager will arrange for the payment of these expenses on the next payment date in the following order and priority:

    .  taxes payable in relation to the trust for that collection period;

    . the issuer trustee's fee, the trust manager's fee, the security trustee's fee, the servicer's fee and the note trustee's fee, for that collection period;

    . any fee payable to the principal paying agent, the agent bank, any registrar or any other agent under the agency agreement;

    . any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the security trustee, the servicer, the note trustee, a paying agent, agent bank or any other agent under the agency agreement, in relation to the trust under the transaction documents, for that collection period;

    . any other costs, charges or expenses incurred by the issuer trustee or the trust manager in the administration or operation of the trust; and

    . [description of any other expenses applicable for a particular series.]

     [This section may be modified for each series to accurately describe Trust Expenses.]

Interest Payable on the Notes

Calculation of Interest Payable on the Notes
     Each class of notes will accrue interest for each Interest Period. For any payment date, interest on the notes will be calculated as the product of:

    . the outstanding principal balance of a class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to that class on that day;

    .  the interest rate for a class of notes for that Interest Period; and

    . a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is [360] [365] days.

     An offered note will stop earning interest on any date on which the Stated Amount of the offered note is reduced to zero or the date upon which the offered notes are redeemed or repaid in full. However, if payment of principal has been improperly withheld or refused, the offered note will continue to earn interest on the invested amount until the later of:

    . the date on which the note trustee or paying agent receives the moneys for the offered notes and notifies the noteholders of that receipt; or

    . the date on which the Stated Amount of the offered note has been reduced to zero.

     [Describe interest to accrue and/or to be distributed if different from the description in this section.]

Excess Available Income
     On each determination date, the trust manager must determine whether or not there is any Excess Available Income available to distribute. Excess Available Income is the amount, if any, by which the Total Available Funds for the collection period ending immediately before that determination date exceed the Total Payments for that same collection period. [Describe the method by which the trust manager must apply any Excess Available Income for the related collection period on each determination date.]

      Any Excess Available Income which has been distributed to the residual beneficiary, will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the offered notes.

Gross Principal Collections
      On each determination date, the trust manager must determine Gross Principal Collections for the collection period ending before that determination date. Gross Principal Collections are the sum of the following amounts for each collection period:

    (1) all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans and related security for principal, including principal prepayments;

    (2) all other amounts received by or on behalf of the issuer trustee for principal under the housing loans and related security and other rights with respect to the housing loans and related security, including:

     (a) amounts on account of principal recovered or determined by the servicer as likely to be recovered from the enforcement of a housing loan, other than under a mortgage insurance policy; and

     (b) any payments by Westpac to the issuer trustee on the repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal;

     (c) any amounts in the nature of principal received by or on behalf of the issuer trustee from the sale of any trust assets to the seller trustee (in its capacity as trustee), including any amount received on the issue of notes and which was not used to purchase a housing loan or mortgage and which the trust manager determines is surplus to the requirements of the trust;

     (d) any Prepayment Costs applied towards Prepayment Benefits; and

     (e) any Prepayment Benefit Shortfall paid by Westpac to the trust.

    (3) all amounts received by or on behalf of the issuer trustee from any provider of a support facility, other than the currency swap, under the related support facility and which the trust manager determines should be accounted for to reduce a Principal Loss;

    (4) all amounts received by or on behalf of the issuer trustee:

      (a) from seller or the servicer in respect of any breach of a representation, warranty or undertaking contained in the transaction documents; and

      (b) from a seller or the servicer under any obligation under the transaction documents to indemnify or reimburse or pay damages to the issuer trustee, in each case, which the trust manager determines to be in respect of principal payable under the housing loans and related mortgages;

    (5) any amount of Excess Available Income to be applied to pay a Principal Charge Off or a Carryover Charge Off on a note;

    (6) any amount received by or on behalf of the issuer trustee as proceeds from the issue of any RFSs, to the extent not applied to reimburse amounts drawn under the redraw facility; and

    (7) any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date;

but excluding any premium receivable by the issuer trustee on entry into a replacement currency swap.

      On the closing date, the sum of the A$ equivalent of the total initial outstanding principal amount of notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Gross Principal Collection and will be passed through to noteholders on the first payment date.

      [This section may be modified for each series to accurately describe Gross Principal Collections.]

Principal Collections
      On each determination date the trust manager will calculate Principal Collections for each collection period which will mean:

    (1) the Gross Principal Collections for that collection period; less

    (2) any amounts deducted by or paid to Westpac in that collection period to reimburse redraws funded by Westpac for which it has not previously been reimbursed; and

    (3) [description of any other amounts applicable for a particular series.]

Principal Distributions
      [Describe the order and priority that the issuer trustee must distribute out of Principal Collections the following amounts as Initial Principal Distributions on each payment date.]

    (1) to repay any redraws provided by Westpac to borrowers under housing loans and mortgages to the extent not previously reimbursed;

    (2) to repay any principal outstanding under the redraw facility agreement;

    (3) to allocate to Total Available Funds any principal draw;

    (4) to repay all amounts outstanding under each RFS series, if any; and

    (5) [to repay any other amount to be determined for each series.]

      Principal Collections will be available to the issuer trustee for payment to the currency swap providers only after the issuer trustee has paid the Initial Principal Distributions. Payments to the currency swap providers will enable the issuer trustee to make payments to noteholders [as described for each series.] [Describe manner and priority that the trust manager will instruct the issuer trustee to pay principal to the noteholders on each determination date.]

[Subordination and Allocation of Losses]
     [Description of any subordination features or other methods of allocating losses applicable for a particular series.]

[Redraws]
     [The issuer trustee will reimburse Westpac for any redraws made by a borrower under a housing loan in the trust.]

     [Description of sources available to fund redraws, any redraw limits and repayment priorities for repaying redraw sources.]

[Pre-Funding][Revolving Period]
     [Description of any pre-funding or revolving period applicable for a particular series.]

Application of Principal Charge Offs

Allocating Liquidation Loss
     On each determination date, the trust manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related collection period:

    (1) the amount of those Liquidation Losses which are Finance Charge Losses; and

    (2) the amount of those Liquidation Losses which are Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

[Insurance Claims]
     [If, on any determination date, the trust manager determines that there has been a Liquidation Loss under a housing loan during the preceding collection period, the trust manager will direct the servicer to make a claim under the relevant mortgage insurance policy, if any, if it has not already done so.

     Upon receipt of any amount under a claim, the trust manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

      If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

    . the maximum amount available under any mortgage insurance policy, or the pool mortgage insurance policy, if any, has been exhausted;

    . the mortgage insurance policy has been terminated in respect of that housing loan;

    .  the mortgage insurer is entitled to reduce the amount of the claim;

    .  or the mortgage insurer defaults in payment of a claim;

then a Mortgage Shortfall will arise if in relation to that housing loan:

    . the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

    . the total amount, including damages, recovered and recoverable from the seller or the servicer in respect of that housing loan under or in respect of the master trust deed, the series notice or the servicing agreement which the trust manager determines to be on account of principal;

is insufficient to meet the full amount of the Principal Loss.

      An amount is not recoverable if the loss is not recovered within 2 years of the determination date on which the loss was determined, or if the trust manager, in the case of the first point above, or the issuer trustee, in the case of the second point above, so determines.

      The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.]

Principal Charge Offs
      [If applicable, on each determination date, the trust manager will apply Excess Available Income, if any, against Principal Charge Offs for that collection period. If the amount of Excess Available Income is less than the amount of those Principal Charge Offs, then the balance of the Principal Charge Offs will be allocated [insert description of allocation of Principal Charge Offs for a particular series.]

Reimbursement of Principal Charge Offs
      [If applicable, on any determination date, the trust manager will determine if there is Excess Available Income for that collection period remaining after the reimbursement of any Principal Charge Offs for that collection period. If so, the trust manager will direct the issuer trustee to use the remaining Excess Available Income to reinstate the Stated Amounts of the notes for that series in the order and priority described for each series.]

Payments into US$ Account
      The issuer trustee shall open and maintain a US$ account with the paying agent into which the currency swap providers shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

Payments out of US$ Account
      The paying agent, on behalf of the issuer trustee, will pay all amounts credited to the US$ account to meet its US$ obligations under the series notice and the offered notes for each series, in accordance with the note trust deed and the agency agreement.

The Interest Rate Swap
      [Description of any interest rate swap agreements and the related swap providers applicable for a particular series.]

The Currency Swap
      [Description of any currency swap agreements and the related swap providers applicable for a particular series.]

Distributions after an Event of Default under the Security Trust Deed
      [Insert description of the order and priority of payments for the particular series]

Optional Redemption of the Notes
      On any payment date after the first date on which the aggregate outstanding principal balance of the housing loans is less than [ %] of the aggregate principal balance of the housing loans as of the cut-off date, the seller trustee may, if instructed by the trust manager, repurchase equitable title to all of the housing loans held in the trust.

      The purchase price will be equal to:

    .  the Unpaid Balance of each performing housing loan; plus

    .  the fair market value of each non-performing housing loan.

      The issuer trustee will apply the proceeds of sale to repay moneys owing to noteholders at that time in accordance with the priorities for applying payments as described in this prospectus supplement.

[Other Optional Redemptions]
      [Insert the language applicable to a generic call feature (e.g. step up and call)]

Final Maturity Dates
      [Insert information regarding the final maturity dates of the notes]

Reports to Noteholders
      [Insert information regarding the reports to noteholders]

      The trust manager will, on or promptly after the business day preceding each payment date, prepare and arrange for the publication on [Reuters Screen
page WST/SEC [16] to WST/SEC [17]] or [Bloomberg [Screen page [   ]] summary
pool performance data for the trust for [this series] in a format determined by the trust manager.

                   Description of the Transaction Documents

[The Mortgage Insurance Policies]
      [Description of any primary mortgage insurance or pool insurance, and mortgage insurers, if applicable.]

[Liquidity [Facility][Account]]
      [Description of liquidity facility or account, and liquidity provider, if applicable.]

[Redraw Facility]
      [Description of redraw facility and redraw facility provider, if applicable.]

      [Insert description of any other applicable transaction documents]

                          Description of the Trustees

The Issuer Trustee

               is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice. [Insert additional description of issuer trustee]

The Security Trustee

      [          ] will be the security trustee for the trust. [Description of the security trustee.]

      The security trustee will act as trustee on behalf of the mortgagees as described in "Description of Transaction Documents--The Security Trust Deed" in the prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any mortgagees or class of mortgagees, the security trustee must give priority to [description of priority provisions for the series of notes].

[Duties and Liabilities of the Security Trustee
      The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    . The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents or their other activities.

    . The security trustee is not required to exercise its powers under the security trust deed without being directed to do so by the Noteholder Mortgagees or by an Extraordinary Resolution of the Voting
       Mortgagees, but may act, with prior written notice to the Noteholder Mortgagees, in the best interests of the Mortgagees.

    . The security trustee may rely on documents provided by the issuer trustee or trust manager and the advice of consultants and advisors.

    . The security trustee is not required to monitor whether an event of default under the security trust deed has occurred or compliance by the issuer trustee or trust manager with the transaction documents.

    . The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

    . Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

    . The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

    . Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

    . The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Indemnification
      The issuer trustee has agreed to indemnify from the assets of the trust the security trustee and each of its officers, employees and advisors from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents or the security trustee's engagement as security trustee, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.]

      [Insert any additional description of the security trustee here.]

The Note Trustee
      Citicorp Trustee Company Limited will be the note trustee for the trust. [Description of the note trustee]

                                   Servicing

The Servicer
      Westpac will service the housing loans. [Description of the servicer.]
The executive offices of the servicer are located at [                 ].
[Westpac] employs a staff of over [    ], [and processes approximately [   ]
new applications per day.]

      The servicer performs the following functions for Westpac: [application processing, telephone support, pre-settlement, settlement, post-settlement, servicing and account maintenance, collections and enforcement and document
custody]. [[          ] also services housing loans for third parties.]

Servicing of Housing Loans
      The day to day servicing will be performed by the servicer at
       . Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent housing loans. [The servicing functions
performed by [           ] are supported by the activities of Westpac's
branches, telemarketing and telebanking centers.]

      The servicer is contractually obligated to administer the housing loans:

    .  according to the servicing agreement;

    . according to Westpac's policies, which are under regular review and may change from time to time as a result of business changes, or legislative and regulatory changes; and

    . with the same degree of diligence and care expected of an appropriately qualified servicer of similar housing loans.

      [Under the servicing agreement, the servicer is also responsible for custody of the mortgage title documents on behalf of the issuer trustee and has custody of the relevant documents. The issuer trustee may terminate the servicer's appointment as custodian as described in "Description of the Transaction Documents--The Servicing Agreement--Document Custody" in the prospectus. In addition, the issuer trustee may terminate the servicer's appointment as custodian if the long-term rating of the servicer, or of its holding company (if any), is downgraded below any of the following rating levels:

    .  "   " by [Fitch];

    .  "   " by [Moody's]; or

    .  "   " by [Standard & Poor's.]]

Collection and Enforcement Procedures
      [The servicer will make reasonable efforts to collect all payments called for under the housing loans and any applicable credit enhancement. It will also follow collection procedures that are consistent with the servicing agreement as it follows on Westpac's residential housing loans.

      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each installment due date. The servicer will credit repayments to an individual housing loan on the date of their receipt. Interest will be accrued daily on the balance outstanding after close of business and charged on each installment due date. Any payments not received by the due date will produce a compounding interest effect.

      A housing loan is considered delinquent for collection purposes whenever the minimum installment amount is not paid when due. However, the servicer will not consider a housing loan delinquent if the borrower is entitled to a repayment holiday as described in "Westpac Residential Loan Program--Housing Loan Features and Options--Repayment Holiday" in the prospectus or the minimum installment is reduced in connection with parental leave. The prospectus supplement for each series will summarize the servicer's collection procedures for delinquent loans.

      After a default by a borrower, a mortgagee can exercise its power of sale of the mortgaged property. To exercise this power, a mortgagee must comply with the statutory restrictions of the relevant State or Territory as to notice requirements. The length of time between the decision to exercise its power of sale and final completion of the sale will be dependent on factors outside the control of the servicer. For example, whether or not the mortgagor contests the sale and the market conditions at the time are both factors outside the control of the servicer.

      The collection and enforcement procedures may change from time to time as a result of business changes, or legislative and regulatory changes.]

Delinquencies and Mortgagee in Possession Experience
      The following tables summarize the delinquency and loss experience of Westpac's home loan portfolio, including securitized loans. This information is provided by Westpac.

                           Westpac Residential Loans
             Delinquencies and Mortgagee in Possession Information

                      September 30 September 30 September 30 September 30 September 30
                          1997         1998         1999         2000         2001
                      ------------ ------------ ------------ ------------ ------------
Outstanding Balances
 (A$m)
Number of Loans
% Arrears by Number
31-60 days
61-90 days
91+ days
Total
% Arrears by Balance
31-60 days
61-90 days
91+ days
Total
Net Losses (A$m)
Net Losses as % of
 Outstanding Balance

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with a loan to value ratio of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

      The sellers do not have available details of their foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer--Collection and Enforcement Process". The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase.

                      Prepayment and Yield Considerations

General
      The principal repayments, aggregate amount of distributions on the offered notes, and the yield to maturity of the offered notes will relate to
(i) the rate and timing of payments of principal repayments on the housing loans, and (ii) the price at which the offered notes are purchased. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the loans, including prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. The housing loans may be prepaid by the mortgagors at any time. However, borrowers under fixed rate housing loans may be required to pay a fee or entitled to receive a benefit in order to prepay their housing loans. [The yield to maturity for holders of the offered notes will be lower than the yield to maturity otherwise produced by the applicable interest rate and the purchase price of the offered notes. The yield may be lower because principal and interest distributions will not be payable to noteholders until the [ ] day of the [month] following the [month] [quarter] of accrual and noteholders will not receive any additional payment of interest or earnings because of the delay.]

Prepayments
      The rate of principal payments on the offered notes is directly related to the rate of principal payments on the housing loans, which may be in the form of scheduled payments or principal prepayments. Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the offered notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any offered note may vary from the anticipated yield will depend upon the following factors:

    . the degree to which an offered note is purchased at a discount or premium; and

    . the degree to which the timing of payments on the offered note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience for the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Rate of Payments
      The weighted average life of an offered note refers to the average amount of time that will elapse from the date of issuance of the offered note to the date each dollar in respect of principal repayable under the offered note is reduced to zero, weighted by the principal payment.

      Usually, greater than anticipated principal prepayments would reduce the aggregate principal balance of the housing loans more quickly than expected. As a consequence, aggregate interest payments on the housing loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of notes purchased at a premium[, and in [some] [extreme] instances investors may not fully recoup their initial investments]. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of notes purchased at a discount, in that principal payments on the housing loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the offered notes.

[The Subordinate Notes]
      [The weighted average life of, and the yield to maturity on, the subordinate notes, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the housing loans. If the actual rate and severity of losses on the housing loans is higher than those assumed by a holder of a subordinate note, the actual yield to maturity of that note may be lower than the yield expected by the noteholder based on his or her assumption. The timing of losses on the housing loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the housing loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the housing loans will reduce the Stated Amount of the subordinate notes to the extent of any losses allocated to those notes without the receipt of cash attributable to the reduction. See "Description of the Notes--Subordination and Allocation of Losses". As a result of these reductions, less interest will accrue on these classes of subordinate notes than otherwise would be the case. Disproportionate allocations of principal prepayments to the senior notes, net interest shortfalls and other cash shortfalls in Available Income will affect the yield to maturity of the subordinate notes.]

[Special Sensitivities]
      [Description of other special sensitivities particular to each series of notes based upon the deal structure for that series.]

Prepayment Rate Model and Modeling Assumptions
      [Prepayments on housing loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus is a constant prepayment rate model or CPR. CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of housing loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans for this series. None of the seller[s], the trust manager nor the issuer trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the offered notes to predict the amount or the timing of receipt of prepayments on the housing loans.]

      [Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual housing loans in the pool for this series and the characteristics of the housing loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the offered notes set forth in the tables. In addition, since the actual housing loans in the trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered notes may be made earlier or later than as indicated in the tables.

      For the purpose of the tables below, we have used the following modeling assumptions:

    .  the closing date for the offered notes is [       ,     ];

    .  payments on the offered notes are made on the [  ] day of each
       [month][quarter] commencing on [         ] regardless of the day on
       which the payment date actually occurs;

    . payments on the offered notes are made in accordance with the priorities described in this prospectus supplement;

    . the scheduled payments of principal and interest on the housing loans will be delivered on the first day of each month commencing on [
           ], with no defaults;

    . all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the housing loan;

    . Principal collections are distributed according to the order of distribution described in this prospectus supplement; and

    . no optional termination is exercised, except for the line titled "Weighted Average Life-To Call (Years)" in [each] table.

    .  [other assumptions applicable for a particular series]

      We do not expect that these modeling assumptions will be predictive of the housing loan pool's actual performance for this series. It is not likely that the housing loans will pay at any assumed CPR to maturity or that all housing loans will prepay at the same rate. The assumed CPR for this transaction is [ %]. In addition, the diverse remaining terms to maturity of the housing loans, which include recently originated housing loans, could produce slower or faster distributions of principal than as indicated in the tables at the assumed CPRs specified. This could be true even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described above. We urge investors to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.]

                          [Insert Prepayment Tables]

                           [Additional Information]

      [The issuer trustee intends to file with the SEC additional yield tables and other computational materials for one or more classes of the notes on a
Current Report on Form 8-K. [          ] prepared these tables and materials
at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus supplement.]

                     [Legal Aspects of the Housing Loans]

      [Any legal aspects of the housing loans not covered in the prospectus will be explained in this section. See "Legal Aspects of the Housing Loans" in the prospectus.]

                       [Federal Income Tax Consequences]

      [The federal income tax consequences for each series will be explained in this section.]

                           [Australian Tax Matters]

      [The Australian tax consequences for each series will be explained in this section.]

                       [Other Jurisdictions Tax Matters]

     [Other Jurisdictions tax consequences for each series will be explained in this section.]

                            [ERISA Considerations]

     [Any ERISA considerations applicable for a series will be explained in this section.]

                             Plan of Distribution

Underwriting
     Subject to the terms and conditions set forth in the underwriting agreement, the issuer trustee has agreed to sell to the underwriters, and each of the underwriters have severally agreed to purchase, the principal amount of the class [ ] notes set forth opposite its name below.

                                                           Principal Amount
     Underwriter                                       of Class [  ] Notes (US$)
     -----------                                       -------------------------
     [            ]. .................................        [$        ]
     [            ]. .................................        [$        ]
       Total..........................................        [$        ]
                                                              ===========

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.

     The underwriters propose to offer the offered notes to the public initially [at the offering prices stated on the cover page of this prospectus
supplement and to dealers at the price less concession not in excess of [   %]
of the initial outstanding principal amount of the offered notes] [in negotiated transactions or otherwise at varying prices to be determined at the time of sale].

     [The underwriters may allow and the dealers may reallow, a concession not to exceed [ %] of the aggregate of the initial outstanding principal amount of the offered notes. After the initial public offering, the underwriters may change the public offering price and concessions and discounts to dealers.]

     Westpac estimates that its out-of-pocket expenses for this offering will
be approximately [US$       ].

     [Westpac Securities Administration Limited, in its capacity as trustee of the trust only,] Westpac Securitisation Management Pty Limited and Westpac have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make as a result of these liabilities.

      The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act, each of which means as follows:

    . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

    . Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

    . Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions;

    . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may stabilize the price of the offered notes or cause their price to be higher than they would otherwise be in the absence of these transactions. The underwriters are not required to engage in these activities and, if commenced, the underwriters may discontinue them at any time.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have engaged, and may in the future engage, in commercial and investment banking activities with Westpac and its affiliates.

[Offering Restrictions]
      [No offering circular, prospectus or other disclosure document in relation to any offered notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each Underwriter has represented and agreed that it:

    . has not (directly or indirectly) offered for issue or sale or invited applications for the issue or offers to purchase nor has it sold any offered notes;

    . will not directly or indirectly offer for issue or sale or invite applications for the issue or offers to purchase nor will it sell any offered notes; and

    . has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to any offered notes,

in the Commonwealth of Australia, its territories or possessions unless:

    . the amount payable by each offeree or invitee for the offered notes is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by the issuer trustee or other person offering the offered note or an associate or either of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the

        Corporations Act and the Corporations Regulations made under the Corporations Act; and

    . the offer, invitation or distribution complies with all applicable laws, regulations and directives and does not require any document to be lodged with the Australian Securities and Investments Commission.]


In addition, each underwriter has agreed that, in connection with the primary distribution of any offered notes, it will not sell any offered notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, such offered notes or an interest in such offered notes were being, or would later be, acquired (directly or indirectly) by an associate of the issuer trustee for the purposes of s128F(9) of the Tax Act (which includes Westpac) (other than in the capacity of an underwriter in relation to a placement of the offered notes) as identified on a list provided by Westpac.)

                        Listing and General Information

      [Insert any information required for any applicable non-U.S.
jurisdictions]

                      [Exchange Controls and Limitations

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

    .   the Government of Iraq or its agencies or nationals;

    . the Government of Libya or any public authority or controlled entity of the Government of Libya, including any commercial, industrial or public utility undertaking owned or controlled by the Government of Libya or by a public authority of Libya;

    . the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban and certain individuals and entities associated with the Taliban;

    . Osama bin Laden, the Al-Qaeda organisation and certain other individuals and entities identified as being linked to terrorism; and

    . the National Union for the Total Independence of Angola as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA.

      Any funds transferred from Australia or to non-Australian residents may be subject to withholding taxes in relation to remittances of dividends, to the extent they are unfranked, and interest payments.]

                                  Announcement

      By distributing or arranging for the distribution of this prospectus supplement to the underwriters and the persons to whom this prospectus supplement is distributed, the issuer trustee announces to the underwriters and each such person that:

    . the offered notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

    . in connection with the issue, DTC will confer rights in the offered notes to the noteholders and will record the existence of those rights; and

    . upon the issuance of the offered notes in this manner, these rights will be created.

                          Ratings of the Offered Notes

      It is a condition to the issuance of the offered notes that [         ]
rate the offered notes ["   "].

      Investors should evaluate the security ratings of the offered notes independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The offered notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      The issuer trustee has not requested a rating on the offered notes by any rating agency other than [ ]. We cannot assure you as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the rating assigned to the offered notes by
[       ].

                                 Legal Matters

      Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material U.S. federal income tax matters, for the trust manager and the issuer trustee. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the offered notes for the
trust manager. [          ] will pass upon some legal matters with respect to
the offered notes for the underwriters.

                                   Glossary

     You can find additional definitions of capitalized terms used in this prospectus supplement under the caption "Glossary" in the prospectus.

     [Definitions will be added or deleted as applicable for each series]

     "Accrued Interest Adjustment" means, unless otherwise specified in the prospectus supplement:

    . the amount equal to any interest and fees accrued on the housing loans up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date; and

    . all amounts received by the relevant seller under those housing loans applied by the servicer to payment of interest and fees under those housing loans from, but excluding, the cut-off date to, but excluding, the closing date.

     "Approved Bank" means:

    .  a bank which has a short-term rating of at least [   ] from [Fitch
       IBCA], [   ] from [Moody's], and [   ] from [Standard & Poor's]; or

    . any bank or financial institution which is specified to be an Approved Bank in a series notice;

but means Westpac for so long as it has a short term rating of [   ] or better
from [Fitch IBCA] [   ] or better from [Moody's] and [   ] or better from
[Standard & Poor's].

     "Available Income" see page S-37.

     "Bank Bill Rate"--This term is defined in the prospectus.

     "Carryover Redraw Charge Offs" means, on any collection determination date in relation to the redraw facility, the aggregate of Redraw Charge Offs prior to that collection determination date which have not been reinstated as described in this prospectus.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, a limited liability company organized under the laws of Luxembourg.

     "Consumer Credit Legislation"--This term is defined in the prospectus.

     "DTC" means the Depository Trust Company.

     "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear system.

     "Excess Available Income" see page S-41.

     "Extraordinary Resolution"--This term is defined in the prospectus.

     "Finance Charge Collections" see page S-37.

     "Finance Charge Loss"--[insert applicable definition].

      "Government Charges"--This term is defined in the prospectus.

      "Gross Principal Collections" see page S-41.

      "Initial Principal Distributions" see page S-42.

      "Insolvency Event"--This term is defined in the prospectus.

      "Interest Period"--This term is defined in the prospectus.

      "Liquidation Losses"--This term is defined in the prospectus.

      "Mortgage Shortfall" see page S-44.

      "Mortgagees"means the secured parties under the security trust deed.

      "Noteholder Mortgagees" means the note trustee for and on behalf of the Class [ ] noteholders and each noteholder who is not a Class [ ] noteholder.

      "Payment Shortfall"--[insert applicable definition].

      "Prepayment Benefit"--[insert applicable definition].

      "Prepayment Benefit Shortfall"--[insert applicable definition].

      "Prepayment Cost Surplus"--[insert applicable definition].

      "Prepayment Costs"--[insert applicable definition].

      "Principal Charge Off"--This term is defined in the prospectus.

      "Principal Collections" see page S-42.

      "Principal Loss"--This term is defined in the prospectus.

      "RFS" means redraw funding securities.

      "Stated Amount"--This term is defined in the prospectus.

      "Tax Act" means the Income Tax Assessment Act of 1936, as amended.

      "Termination Date"--This term is defined in the prospectus.

      "Title Perfection Event" means, any of the following:

    . [Westpac ceases to have a long term credit rating of at least "BBB" from Fitch IBCA, "Baa2" from Moody's or "BBB" from Standard & Poor's;]

    .  an Insolvency Event occurs in relation to Westpac;

    . Westpac fails to transfer collections to the issuer trustee within 5 business days after receiving notice from the issuer trustee or trust manager to do so.

      "Total Available Funds"--[insert applicable definition].

      "Total Payments" means all amounts payable by the issuer trustee on a payment date.

      "Trust Expenses" see page S-40.

      "Unpaid Balance"--This term is defined in the prospectus.

      "Voting Mortgagee" means only the Noteholder Mortgagees for so long as amounts outstanding under the notes are 75% or more of all amounts secured by the security trust deed, and otherwise, the note trustee, acting on behalf of the holders of offered notes, and each other Mortgagee, other than the holders of offered notes.

      "Westpac" means Westpac Banking Corporation.

      "Westpac Group" means Westpac and its related entities.

      "WST" means the Westpac Securitisation Trust Programme.

                                   Appendix A

    [Tabular format of housing loan detail to be provided for each series.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, Dated         , 2000

                 Westpac Securitisation Management Pty Limited
                              (ABN 73 081 709 211)
                                 Trust Manager

                             Mortgage Backed Notes
                     Issuable in series by separate trusts

                                  -----------

Each series of notes:          Each trust:


 . will consist of 1 or more    . will own a pool of housing loans secured by
  classes of mortgage            first ranking mortgages on owner-occupied and
  backed floating or fixed       non-owner occupied residential properties
  rate notes representing        located in Australia;
  interests in the assets
  of a trust;

                               . may have rights under insurance policies
                                 relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

 . will receive principal
  and interest only from
  payments collected on the
  assets of the related
  trust; and

                               . will include the issuer trustee's rights
                                 under the transaction documents for that particular series.

 . will not be insured or
  guaranteed by any
  government agency or
  instrumentality and will
  not be the personal
  obligations of the entity
  acting as issuer trustee
  of the trust or any of
  its affiliates.

                                  -----------

    Neither the SEC nor any State securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is         , 2001.

                               Table of Contents

                                                                          Page
                                                                          ----
Important Notice About Information Presented in this Prospectus and each
 Accompanying Prospectus Supplement.....................................    1
Capitalized Terms.......................................................    2
Westpac Banking Corporation.............................................    2
The Trust Manager.......................................................    2
The Issuer Trustee......................................................    2
The Seller Trustee......................................................    3
The Servicer............................................................    3
The Trusts..............................................................    4
 Westpac Securitisation Trust Programme.................................    4
 Establishing the Trusts................................................    4
The Assets of the Trusts................................................    4
 Assets of the Trust....................................................    4
 The Housing Loans......................................................    5
 The Sellers............................................................    6
 Transfer and Assignment of the Housing Loans...........................    6
 Representations, Warranties and Eligibility Criteria...................    7
 Breach of Representations and Warranties...............................    9
Westpac Residential Loan Program........................................   10
 Origination Process....................................................   10
 Underwriting Process...................................................   10
 Product Types..........................................................   12
 Housing Loan Features and Options......................................   13
Description of the Notes................................................   17
 General................................................................   17
 Classes of Notes.......................................................   17
 Source of Funds for Payment............................................   17
 Distributions..........................................................   17
 Distributions of Interest..............................................   18
 Distributions of Principal.............................................   18
 Form of the Notes......................................................   19
 Global Clearance, Settlement and Tax Initial Settlement Documentation
  Procedures............................................................   25
 Definitive Notes.......................................................   28
 Withholding or Tax Deductions..........................................   28
 Redemption of the Notes for Taxation or Other Reasons..................   29
 Redemption of the Notes upon an Event of Default under the Security
  Trust Deed............................................................   29
 Optional Redemption of Notes...........................................   30
 Optional Repurchase of the Housing Loans...............................   30
 Termination of the Trust...............................................   30
 Final Maturity Date....................................................   31
 Redemption upon Final Payment..........................................   31
 Prescription...........................................................   32
 Voting and Consent of Noteholders......................................   32
 Reports to Noteholders.................................................   33
Credit Enhancement......................................................   35
 Types of Enhancements..................................................   35
 Subordination..........................................................   35
 Primary Mortgage Insurance Policy......................................   36
 Pool Mortgage Insurance Policy.........................................   36
 Excess Available Income................................................   36
 Reserve Fund...........................................................   36
 Overcollateralization..................................................   37
 Letter of Credit.......................................................   37
 Minimum Principal Payment Agreement....................................   37
 Deposit Agreement......................................................   37
 Other Insurance, Guarantees and Similar Instruments or Agreements......   38
Prepayment and Yield Considerations.....................................   38
 General................................................................   38
 Prepayments............................................................   39
 Weighted Average Lives.................................................   39
Powers, Duties and Liabilities under the Transaction Documents..........   40
 The Issuer Trustee.....................................................   40
 The Seller Trustee.....................................................   43
 The Trust Manager......................................................   43
 The Note Trustee.......................................................   44
 The Security Trustee...................................................   46
Description of Transaction Documents....................................   48
 Trust Accounts.........................................................   48
 Prefunding.............................................................   48
 Revolving Period.......................................................   49
 Issuance of Additional Notes...........................................   49
 Redraws................................................................   49
 Liquidity Reserve or Liquidity Facility................................   50
 Interest Rate Swaps....................................................   51
 Currency Swaps.........................................................   51
 The Security Trust Deed................................................   52
The Servicing Agreement.................................................   58
 Modifications and Amendments...........................................   64
Use of Proceeds.........................................................   65
Legal Aspects of the Housing Loans......................................   65
 General................................................................   66

                                                                            Page
                                                                            ----
 Property Used to Secure Housing Loans.....................................  66
 Enforcement of Registered Mortgages.......................................  69
 Penalties and Prohibited Fees.............................................  70
 Bankruptcy................................................................  70
 Environmental Considerations..............................................  71
 Insolvency Considerations.................................................  71
 Tax Treatment of Interest on Australian Housing Loans.....................  72
 Consumer Credit Legislation...............................................  72
United States Federal Income Tax Matters...................................  73
 Overview..................................................................  73
 General...................................................................  74
 Interest Income on the Notes..............................................  75
 Sale of Notes.............................................................  75
 Market Discount...........................................................  76
 Premium...................................................................  77
 Tax Consequences to Foreign Noteholders...................................  77

                                                                            Page
                                                                            ----
 Backup Withholding Taxes..................................................  78
Australian Tax Matters.....................................................  78
 Australian Taxation.......................................................  78
 Tax Reform Proposals......................................................  81
Enforcement of Foreign Judgments in Australia..............................  83
Subject to Review MBP ERISA Considerations.................................  84
Legal Investment Considerations............................................  86
Where You Can Find More Information........................................  86
Ratings of the Notes.......................................................  87
Plan of Distribution.......................................................  87
Legal Matters..............................................................  89
Glossary................................................................... G-1

        Important Notice About Information Presented in this Prospectus and each Accompanying Prospectus Supplement

      We describe a series of offered notes in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of offered notes and may be different from the information in this prospectus.

      If the description of the terms of the notes varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Where You Can Find More Information."

      Each prospectus supplement will include the following information regarding the related series of notes:

    . the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

    . the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

    . information concerning the pool of housing loans and other assets of the trust;

    .  information regarding the risk factors relating to the offered notes;
       and

    .  the particulars of the plan of distribution for the offered notes.

      We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus under the caption "Glossary."

      In this prospectus the terms "we," "us" and "our" refer to Westpac Securitisation Management Pty Limited.

                               ----------------

                               Capitalized Terms

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary.

      The term "notes" when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust. The term "offered notes" when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the related prospectus supplement.

                          Westpac Banking Corporation

      Westpac Banking Corporation (ABN 33 007 457 141) was the first bank to be established in Australia. It was founded in 1817 and was incorporated in 1850 as Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 the Bank of New South Wales changed its name to Westpac Banking Corporation. Today Westpac is one of the four major commercial banks in Australia and is one of the largest commercial banks in New Zealand. Westpac and its affiliates undertake a wide range of banking and financial activities. The Australian banking activities of Westpac come under the regulatory supervision of the Australian Prudential Regulation Authority.

                               The Trust Manager

      Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) was incorporated on February 19, 1998, and continues to exist and operate as a limited liability proprietary company under the Corporations Act of the Commonwealth of Australia. Westpac Securitisation Management Pty Limited is a wholly owned indirect subsidiary of Westpac. It was formed to provide specialized trust management services for securitization programs for Westpac and its affiliates. Westpac Securitisation Management Pty Limited will be appointed as trust manager for each trust on the terms set out in the master trust deed and the related series notice. The trust manager's registered office is Level 25, 60 Martin Place, Sydney, NSW 2000, Australia.

                               The Issuer Trustee

      Westpac Securities Administration Limited (ABN 77 000 049 472), an affiliate of Westpac, will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee. Westpac Securities Administration Limited was incorporated on July 11, 1944 under the Corporations Act. The issuer trustee is registered in New South Wales and its registered office is at Level 4, 50 Pitt Street, Sydney, NSW 2000, Australia.

      The issuer trustee has 3,092,000 ordinary shares issued with a paid amount of A$2.00 per share. The shares are held by Westpac Financial Services Group Limited. The issuer trustee has not agreed to issue any additional shares. Under the Australian Corporations Act, the issuer trustee no longer has authorised share capital.

      The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, will be the issuer of the notes for such series under the terms set out in the transaction documents for that series.

                               The Seller Trustee

      Westpac Securities Administration Limited will act as seller trustee for the housing loans.

                                  The Servicer

      The servicer will be designated in the prospectus supplement.

                                   The Trusts

Westpac Securitisation Trust Programme
      Westpac established the Westpac Securitisation Trust Programme pursuant to the master trust deed, dated February 14, 1997, for the purpose of enabling the issuer trustee of each trust established pursuant to the Westpac Securitisation Trust Programme to invest in pools of assets originated or purchased by Westpac or its affiliates. The master trust deed establishes the general framework under which trusts may be established from time to time and provides for the creation of an unlimited number of trusts. It does not actually establish any trusts. Each trust established under the Westpac Securitisation Trust Programme will be separate and distinct from every other trust established under the master trust deed. The assets of each trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

Establishing the Trusts
      The detailed terms of each trust will be as set out in the master trust deed and the series notice relating to that trust. To establish a trust, the trust manager and the issuer trustee will execute a notice of creation of trust.

      The series notice relating to a trust, which supplements the general framework under the master trust deed with respect to that trust, does the following:

    .  appoints the issuer trustee of the trust;

    .  specifies the terms of the notes;

    .  establishes the cash flow allocation;

    . sets out the various representations and undertakings of certain parties in relation to the housing loans, which supplement those in the master trust deed; and

    . amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issuance of the related series of notes by that trust.

                            The Assets of the Trusts

Assets of the Trusts
      The assets of a trust may include any or all of the following:

    .  a pool of housing loans, including:

      . principal payments paid or payable on the housing loans at any time from and after the cut-off date specified in the prospectus supplement; and

      . interest and fee payments paid or payable on the housing loans from the closing date specified in the prospectus supplement;

    . rights of the issuer trustee under any primary mortgage insurance policies covering the mortgaged properties securing the housing loans;

    . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collection account, and any instruments in which these amounts are invested;

    . the issuer trustee's rights under the transaction documents for that trust; and

    . rights under any form of credit enhancement specified in the prospectus supplement.

The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

      The notes will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of a trust specified in the prospectus supplement for that series will serve as collateral only for that series of notes and any other obligations of the issuer trustee owed to the secured creditors of that trust. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default on that series of notes and may not proceed against any assets of Westpac, the issuer trustee, the trust manager or any of Westpac's affiliates or the assets of any other trust.

The Housing Loans
      Westpac will originate or purchase the housing loans in the ordinary course of its business. Each housing loan will be one of the types of products described in "Westpac Residential Loan Program--Product Types" or another type of product described in the prospectus supplement. Each housing loan may have some or all of the features and options described in the "Westpac Residential Loan Program--Housing Loan Features and Options." The prospectus supplement may also describe additional features and options of the housing loans. The housing loans may be either fixed rate or variable rate loans secured by mortgaged properties. A mortgaged property refers to the land, including all improvements thereon, that is subject to a mortgage. A registered first ranking mortgage over the related mortgaged property will secure each housing loan or, if the relevant mortgage is not a first ranking mortgage, the seller of the housing loan will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties will consist of owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia.

      The prospectus supplement for each series of offered notes will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

    . the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

    . the range and average outstanding principal balance of the housing loans;

    . the range and weighted average loan rate on the loans, and, in the case of variable rate loans, the range and weighted average of the current loan rates, if any;

    . the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

    . the weighted average original and remaining term-to-stated maturity of the housing loans;

    .  the year of origination of the housing loans;

    . the range and weighted average of loan-to-value ratios for the housing loans;

    . the geographic distribution of the mortgaged properties securing the housing loans; and

    . distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

      If information of the nature described above respecting the housing loans is not known or available at the time the related series of offered notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K filed with the SEC within 15 days after the initial issuance of the offered notes.

The Sellers
      Unless otherwise specified in the prospectus supplement, the housing loans included in the assets of a trust will be sold to the trust by either Westpac or the seller trustee or both. The seller trustee is Westpac Securities Administration Limited, in its capacity as trustee of another separate trust established under the Westpac Securitisation Trust Programme. The seller trustee purchases residential housing loans from Westpac or other trusts formed under the Westpac Securitisation Trust Programme.

Transfer and Assignment of the Housing Loans
      On the closing date for a trust, each seller will deliver a sale notice to the issuer trustee as trustee of that trust specifying the housing loans purchased by that trust.

      Each seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage documents and will assign the rights and benefits under any related mortgage insurance policies to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by Westpac to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and each seller will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

      A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the applicable trust, but is instead retained by Westpac.

      The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans--Enforcement of Registered Mortgages," to the extent they exceed the amount required to repay the housing loan, as bare trustee for Westpac without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

      If a housing loan is secured on the closing date for the related trust by mortgages over more than one property, the seller will assign each mortgage that secures the housing loan to that trust. The housing loan sold to that trust will then have the benefit of security from each property ahead of any financial indebtedness owed to Westpac which is also secured by those assigned mortgages.

Representations, Warranties and Eligibility Criteria
      Westpac, in its capacity as a seller, will make representations and warranties to the issuer trustee with respect to the housing loans equitably assigned by it to the issuer trustee. If specified in the prospectus supplement, the seller trustee will make limited representations and warranties with respect to the housing loans equitably assigned by Westpac to the issuer trustee. Westpac will also have made representations and warranties with respect to the housing loans equitably assigned by the seller trustee to the issuer trustee at the time those housing loans were first sold by Westpac, and the benefit of those prior representations and warranties will be assigned by the seller trustee to the issuer trustee. The servicer will also make representations and warranties to the issuer trustee with respect to the servicing of the housing loans sold by the seller trustee to the issuer trustee for the date of the transfer of the housing loans from Westpac to the seller trustee until the date of the transfer of the housing loans by the seller trustee to the issuer trustee.

      The prospectus supplement may specify different or additional representations and warranties that any of Westpac, the seller trustee or the servicer will make. The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer of the issuer trustee involved in the administration of the trust has actual notice to the contrary.

Westpac Representations
      To the extent specified in the prospectus supplement, Westpac, in its capacity as a seller, will represent and warrant to the issuer trustee among other things that:

    . as of the date the sale notice is delivered to the issuer trustee and as of the closing date for the applicable trust, if different:

      . it is the sole legal and beneficial owner of each housing loan, free and clear of any security interest, except for any security interest arising solely as a result of action by the issuer trustee;

      . at the time each housing loan, mortgage, related documents and primary mortgage insurance policy, if any, was entered into, it complied in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation;

    . as of the cut-off date specified in the prospectus supplement, each housing loan to be sold by Westpac to the issuer trustee satisfies the following Eligibility Criteria:

      . the borrower is a resident of Australia and does not owe more than A$750,000 under the housing loan;

      . it is denominated and payable only in Australian dollars in Australia;

      . it was originated and purchased in the ordinary course of Westpac's business;

      . it is one of the housing loan products described in "Westpac Residential Loan Program--Product Types" or in the prospectus supplement;

      . it is secured by a mortgage over a property which has erected on it a residential dwelling;

      . it is secured by a mortgage which constitutes a registered first ranking mortgage over residential property situated in Australia, or where a mortgage is not, or will not be when registered, a registered first ranking mortgage, Westpac has made an offer to the issuer trustee to equitably assign all prior ranking registered mortgages to the issuer trustee;

      . it has a loan-to-value ratio less than or equal to 95%, calculated by dividing the current principal balance of the housing loan by the most recent aggregate value of the mortgaged property;

      . the borrower is required to repay the housing loan within 30 years of the cut-off date;

      . it is not a loan with an interest-only-payment type with a bullet principal repayment at the end of the interest only period;

      . no payment from the borrower is delinquent more than 30 consecutive days;

      . together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

      . it is not governed or regulated by the Credit Act 1984 (New South Wales) or the corresponding legislation for any other Australian jurisdiction or any rural, primary production, moratorium or mediation legislation, except for the Uniform Consumer Credit Code; and

      . the sale of an equitable interest in either the housing loan or any related mortgage does not contravene or conflict with any law.

Seller Trustee Representations
      To the extent specified in the prospectus supplement, the seller trustee, if any, will represent and warrant to the issuer trustee with respect to the housing loans being sold by the seller trustee to the issuer trustee, to the issuer trustee as of the date the sale notice is delivered to the issuer trustee and the closing date for the applicable trust, if different, that, among other things:

    . it has good title to the housing loans free and clear of any security interest except for the security interest given by the seller trustee under the security trust deed in favor of the security trustee; and

    . the sale, transfer and assignment of the seller trustee's interest in the housing loans will not constitute a breach of any documents binding on the seller trustee.

Servicer Representations
      To the extent specified in the prospectus supplement, the servicer of any housing loans will represent and warrant for the benefit of the issuer trustee in relation to the housing loans being equitably assigned to the issuer trustee by the seller trustee that, among other things:

    . as of the cut-off date specified in the prospectus supplement, each housing loan meets the Eligibility Criteria; and

    . each housing loan has been serviced by the servicer in accordance with the servicing agreement, as amended, from the date the housing loan was sold by Westpac to the seller trustee until the closing date for the related trust, where that servicing includes, among other things, ensuring compliance with the Consumer Credit Legislation in connection with servicing the housing loans where failure to do so would have an Adverse Effect.

Breach of Representations and Warranties
      If a seller, the trust manager or the issuer trustee becomes aware during the 120-day period after the closing date specified in the prospectus supplement that a representation or warranty from a seller relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 5 business days of becoming aware. If the seller gives or receives this notice no later than 5 business days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of 5 business days or any longer period that the issuer trustee permits, then without any action being required by either party, the seller shall be taken to have offered to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance at the date of repurchase, and the issuer trustee shall be taken to have accepted that offer.

      Upon receipt of that repurchase amount, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage. In the case of a housing loan and mortgage repurchased by a seller as described above, the seller shall again hold all title to the housing loan and mortgage and be entitled to the Unpaid Balance from and including the date of repurchase.

      If notice of a breach of a representation or warranty is not given to or received by a seller within 5 business days prior to 120 days after the closing date for the related trust, or if a breach is not waived or remedied to the satisfaction of the issuer trustee within the requisite period, then the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time the seller pays the damages.

      The prospectus supplement may specify additional provisions regarding breaches of representations and warranties and different notice provisions, cure periods and remedies.

      If a representation or warranty from the servicer regarding the servicing of the housing loans prior to the transfer of the housing loans to the issuer trustee is incorrect, then the issuer trustee will have a claim for damages against the servicer which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time the servicer pays the damages.

                        Westpac Residential Loan Program

Origination Process
      The housing loans to be included in the assets of the trusts will be originated or purchased by Westpac in the ordinary course of its business. Westpac sources its housing loans through its branch network, mobile finance managers, accredited brokers, national telemarketing centers and through the internet. Advertising and direct mail campaigns also generate inquiries that develop into originations.

Underwriting Process
      The following is a description of the underwriting processes employed by Westpac in evaluating whether to fund a particular housing loan application. The prospectus supplement relating to a series of offered notes will contain a description of any changes to the underwriting process relating to the new housing loans to be included in the assets of the trust.

      All housing loan applications, including the applications relating to the housing loans to be included in a trust, must satisfy Westpac's residential housing loan credit policy and procedures described in this section. Each housing loan application is considered on its merits.

      Westpac, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing quality for the purpose of setting standard interest rates for its residential housing loans.

      Westpac assesses the credit of each loan applicant initially through its centrally controlled credit decisioning system. This system is based on proprietary information such as Westpac's historical credit underwriting standards and credit underwriting rules. Credit checks are also done through Credit Advantage Limited, an independent credit reporting agency.

      Housing loan applications are either approved, declined or referred to a credit specialist. Housing loan applications are generally referred to a credit specialist for assessment if they are complex or for reassessment if the system declined the application because it failed the initial underwriting standards.

      Applications referred to a credit specialist are assessed according to Westpac's credit policy and the specialist's credit approval limits. Staff with credit approval limits include:

    .  credit officers,

    .  accredited sales managers or

    .  officers at State-based credit centers.

      The value of the proposed security property and confirmation of the ability of the applicant to make payments on the housing loan are central to the approval process. The accuracy and correctness of the information provided by the applicant is verified, particularly documentation provided by the applicant and their employment and income information. Income of self-employed applicants is verified generally by checking annual accounts and/or other financial information. It also conducts credit checks and inquiries through Credit Advantage Limited.

      Westpac typically requires that all loan applicants satisfy a minimum disposable income level after deducting all commitments, including allowances for living expenses and the proposed housing loan and an allowance for interest rate increases.

      An appraisal of the proposed security property is obtained according to Westpac's valuation policy. This policy has been tailored to target areas of higher risk either associated with a particular geographical area or a combination of factors relating to the nature of the application. The appraised value may be determined by a sales contract, a rates notice, an appraisal by a registered panel valuer, who is a member of the Australian Property Institute, or an appraisal by a Westpac manager. When a housing loan is secured by more than one property, the combined value of the properties is considered.

      All housing loans originated by brokers must comply with Westpac's credit policy. If a valuation is not specifically required, the contract of sale is reviewed according to Westpac's credit policy.

      After a loan application has been pre-approved, each loan applicant is provided with a general terms and conditions booklet. Once details have been verified relating to the housing loan and the accepted loan offer has been received, the housing loan proceeds through to settlement and disbursement. The security documents are stamped and registered after all documentation is completed to Westpac's satisfaction and disbursement and settlement has occurred. It is a condition of settlement that the mortgagor establish and maintain full replacement property insurance on the related property.

      Westpac's credit policies are subject to constant review. Credit policies may change from time to time due to business conditions and legal or regulatory changes.

Product Types
      Westpac currently offers a wide variety of housing loan product types with various features and options that are further described in "Housing Loan Features and Options". Market competition and economics may require that Westpac offer new product types or add features to a housing loan that are not described in this section. To the extent specified in the prospectus supplement, the housing loans will consist of the following product types, and such other product types as are described in the prospectus supplement.

Owner Occupied Home Loans

First Option Home Loan
      This is a low variable interest rate owner-occupied home loan. This product was developed to compete with products offered by non-bank originators. Additional loan options described in this section may be combined with this product at the borrower's request for a fee. The maximum term for this product is 30 years.

Premium Option Home Loan
      Like the First Option Home Loan, this is a variable interest rate owner-occupied home loan. This product, however, has a higher interest rate than the current First Option Home Loan rate and as a result, borrowers may combine various loan options offered by Westpac with these loans at no or reduced additional cost. The maximum term for this product is 30 years.

Premium Option Home Loan with 1 Year Guaranteed Rate
      This product offers borrowers an introductory discounted fixed rate for a year, after which the Premium Option Home Loan variable rate applies. Apart from the introductory discounted fixed rate, the loan has the same options as the Premium Option Home Loan, although some of the product options listed in this section are not available during the fixed rate period. Additional conditions apply to these loans such as a special offer administration charge payable if, for example, the borrower switches to another type of loan or repays portions of the loan within a specified time period.

Fixed Options Home Loan
      This is a fixed rate owner-occupied home loan which bears a fixed rate of interest for up to 10 years. The maximum term for this product is 30 years. These loans may provide that borrowers pay interest only for up to 5 years. After the interest-only period the borrower must make payments of principal and interest. The loan converts to the Premium Option

Home Loan variable rate upon the maturity of the fixed rate period unless the borrower requests an additional fixed rate period. Some product features, such as redraw, are not available during the fixed rate period.

Investment Property Loans
First Option Investment Property Loan

      This is a low variable interest rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. Additional loan options described in this section may be combined with this product at the request of the borrower for a fee. The maximum term for this product is 30 years.

Variable Rate Investment Property Loan
      This is a variable interest rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. This product bears a higher rate of interest than the current First Option Investment Property Loan rate. Additional loan options described in this section may be combined with this product at the request of the borrower at no fee or a reduced fee. The maximum term for this product is 30 years.

Investment Loans with 1 Year Guaranteed Rate
      This product offers borrowers an introductory discounted fixed rate for 1 year, after which the interest rate converts to the Variable Rate Investment Property Loan rate. Some product options are not available during the fixed rate period. Additional conditions apply to this loan, such as a special offer administration charge. The maximum term for this product is 30 years.

Fixed Rate Investment Property Loan
      This is a fixed rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. The maximum term for this product is 30 years. These loans may provide that borrowers pay interest only for up to 5 years. After the interest-only period, the borrower must make payments of principal and interest. This product may also provide for payment of interest only in advance for up to 13 months. These loans may have fixed interest rate terms for up to 10 years. After this term expires, the loan will convert to the Investment Property Loan variable rate unless the borrower requests another fixed rate term.

Housing Loan Features and Options
      Each housing loan originated by Westpac may have some or all of the features or options described in this section to the extent specified in the prospectus supplement, or other features or options specified in the prospectus supplement. In addition, during the term of any housing loan, Westpac may from time to time at its own initiative, or at the request of the borrower, change any of the features and options of the housing loans. Depending on the product type and the nature of the feature or option selected, various fees may apply.

However, unless otherwise specified in the prospectus supplement, before doing so, Westpac must satisfy the trust manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

Redraw
      Some of the variable rate housing loans may allow the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time. Some loan documents require Westpac to provide the redraw if the borrower is entitled to a redraw because of prepayments and if the loan is not delinquent. A redraw will not result in the related housing loan being removed from a trust.

Top Up
      The loan documentation and/or the mortgage for a housing loan may allow a borrower to request additional funds from Westpac through increasing his or her credit limit. This causes the principal balance to exceed the current amortized scheduled balance. This is called a top up. Westpac will only provide a top up if its underwriting and credit criteria are satisfied. If Westpac provides a top up, the housing loan will be removed from the trust.

Account Management Facility
      A borrower may elect to have his/her salary paid in full or in part into their loan account. If this amount exceeds the amortized scheduled balance at that time, surplus funds are created which may be redrawn. This feature will allow a customer up to fifteen free automatic disbursements in each payment cycle against these surplus funds to other accounts. These disbursements are treated as redraws.

Repayment Holiday
      The documentation for a housing loan may allow the borrower a repayment holiday when the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. If the borrower fails to make payments during a payment holiday the related housing loan will not be considered delinquent if the borrower has notified Westpac and complied with the provisions of its housing loan. A repayment holiday will not result in the related housing loan being removed from a trust.

Early Repayment
      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a standard variable rate housing loan contract.

      However, a borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan or guaranteed rate loan. If a loan is not regulated by the Consumer Credit Legislation, the borrower may be required to pay an early termination fee.

Substitution of Security
      A borrower may apply to the servicer to:

    . substitute a different mortgaged property in place of the existing security property securing a housing loan;

    .  add a further mortgage as security for a loan; or

    .  release a mortgaged property from a mortgage.

      If Westpac's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan and the new mortgage will secure the existing housing loan.

      If all of the following conditions occur, the housing loan will remain in the housing loan pool, secured by the new mortgage:

    . the substitute property subject to the mortgage satisfies the Eligibility Criteria;

    . the mortgage over the substitute property is granted by the borrower simultaneously with the discharge of the original mortgage; and

    .  the substitute property is acceptable to the mortgage insurer.

      If any of the following conditions occur, the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the applicable trust:

    .  the new property does not satisfy the Eligibility Criteria;

    . the new property is not acceptable to the mortgage insurer insuring the housing loan; or

    .  settlement does not occur simultaneously with discharge.

Interest Rate Switching
      Fixed rate loans will automatically convert to variable rate at the end of the fixed rate period as specified in the related loan documentation, unless the borrower elects another fixed rate period. Some loans have an introductory fixed rate of interest that converts to a variable rate of interest at the end of that period. Some loans allow borrowers to convert from a variable rate to a fixed rate or vice versa.

Switching to an Investment or Owner-Occupied Housing Loan
      A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. Westpac requires notification from the borrower of a switch from an owner-occupied to investment housing loan and reserves the right to change the interest rate or the fees charged with respect to the housing loan. The loan will remain an asset of the applicable trust after the switch.

Combination Housing Loan
      A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different interest rates. Each part of the housing loan is effectively a separate loan even though all the separate loans are secured by the same mortgage.

      If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes. If any loan matures after the final maturity date of the notes, that loan will be removed from the applicable trust and the Unpaid Balance of the loan will be repaid by Westpac. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the applicable trust.

Payment Type
      The loan payment types on the cut-off date for the trust will be either interest-only or principal, interest and fees. A borrower may elect to switch from paying principal, interest and fees to interest only provided certain criteria are satisfied. The interest-only periods can only be for terms of 1 to 5 years except that, with credit specialist approval, the interest only period can be extended past 5 years. At the end of any interest-only period, the payment type under the related loan will convert to a principal, interest and fees payment type. The scheduled payments will be adjusted at this time to ensure that the loan will be repaid within its original term.

Parental Leave
      Each of the variable rate loans allows a borrower who is on parental leave and who meets the eligibility criteria to request a reduction in repayment of the related home loan by up to 50% for a maximum of six months. If the reduced payments are not sufficient to cover the interest due on the loan, the unpaid interest rate will be capitalized on the loan balance, which may cause the loan to negatively amortize. The scheduled payments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

Capitalized Fees
      A borrower may request that Westpac provide product features under its housing loan contract without requiring the borrower to pay the usual up-front fee relating to that product. In those cases, Westpac may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.

                            Description of the Notes

      The following summary, together with the description of the offered notes in the prospectus supplement, describes the material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

General
      The issuer trustee will issue each series of notes on the applicable closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes in respect of the related trust. Each series of offered notes will be issued under a note trust deed entered into between the issuer trustee, the trust manager and a commercial bank or trust company acting as note trustee for the benefit of the noteholders of the related series. The notes will be secured by the assets of the related trust pursuant to a charge granted under a security trust deed entered into between the issuer trustee, the trust manager and the security trustee specified in the prospectus supplement. To the extent specified in the prospectus supplement, the laws of New South Wales will govern the notes.

Classes of Notes
      Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments.

Source of Funds for Payment
      The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the trust manager or any of their affiliates. The notes will not be guaranteed by any governmental agency.

      Noteholders may experience delays in distributions on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

Distributions
      Distributions on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement. Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the prospectus supplement. The initial payment date will be specified in the prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

      The issuer trustee will make distributions to the persons in whose names the notes are registered at the close of business on the Record Date. The issuer trustee will distribute funds in respect of offered notes by check or money order mailed to the person entitled to receive them at the address appearing in the note register. The prospectus supplement may also specify that in the case of offered notes that are of a specified minimum denomination, upon written request by the noteholder, the issuer trustee will remit funds by wire transfer or by other means agreed upon. The issuer trustee will make the final distribution in retirement of the offered notes, whether a definitive note or a book-entry note, only upon presentation and surrender of the notes at the office or agency of the issuer trustee specified in the final distribution notice to noteholders. The issuer trustee will make all distributions on book-entry notes held by DTC to DTC, which will credit the accounts of its direct participants. If you hold an interest in a book-entry note, you will have to rely on your financial intermediary to forward your payments. The issuer trustee may, if specified in the prospectus supplement, appoint a paying agent for purposes of remitting distributions.

Distributions of Interest
      Each class of offered notes of a series, other than any classes of principal-only notes entitled only to interest payments, will accrue interest from the date, and at the interest rate set forth in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will distribute interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is distributed differently from the description in this paragraph.

Distributions of Principal
      Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will have an Invested Amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of offered notes will be specified in the prospectus supplement. The prospectus supplement will specify the manner in which principal distributions on the notes are calculated and allocated among the classes of notes entitled to distributions of principal on each payment date. Unless otherwise specified in the prospectus supplement, distributions of principal on any class of notes will be made on a pro rata basis among all the notes of that class. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class or classes of notes may be reduced by allocating losses of principal to their outstanding principal balances that occur in connection with liquidation of housing loans in the related trust. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed the Invested Amount of the class of notes, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive distributions representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan. To the extent a note has been transferred, the holder that receives a distribution in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off. Unless otherwise set forth in the prospectus supplement, the issuer trustee will distribute to the holders of each outstanding class to which the principal charge-off had previously been allocated, its share of the recovery up to the amount of the loss previously allocated to that class to the extent specified in the prospectus supplement. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the retirement of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

      In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust, including housing loans or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes upon the occurrence of specified events described in the related prospectus supplement.

Form of the Notes
      Each class of offered notes of a series will be issued in minimum denominations specified in the prospectus supplement. As specified in the prospectus supplement, one or more classes of offered notes of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of The Depository Trust Company, known as DTC.

      For the classes of offered notes specified in the prospectus supplement as definitive notes, noteholders may transfer and exchange their offered notes on a note register to be maintained by the note trustee or the paying agent, if one is appointed, as specified in the prospectus supplement. Unless otherwise stated in the prospectus supplement, the note trustee or paying agent, as applicable, will not charge a fee for any registration of transfer or exchange of offered notes, but may require payment of an amount sufficient to cover any tax or other governmental charge. Before an offered note is properly presented for transfer, the note trustee or paying agent and any of their agents may treat the person in whose name an offered note is registered as the owner of the offered note for the purpose of receiving distributions of principal and interest and for all other purposes under the transaction documents. The note registrar will not be required to register the transfer or exchange of definitive notes within the period from the Record Date to the next payment date for the definitive notes.

      For the classes of offered notes specified in the applicable prospectus supplement as book-entry notes, investors will not have the right to receive physical certificates evidencing their ownership except under limited circumstances. Instead, the note trustee will issue the offered notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

Book-Entry Registration
      If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

      Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as Austraclear. Cede & Co., as nominee for DTC, will hold the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Citibank, N.A., London Branch will act as common depositary for Clearstream, Luxembourg, and Euroclear. If another clearing organization is involved, with respect to any offered notes, it will hold its positions in a manner described in the prospectus supplement.

      DTC has advised the trust manager that it is:

    .  a limited-purpose trust company organized under the New York Banking
       Law;

    .  a "banking organization" within the meaning of the New York Banking
       Law;

    .  a member of the Federal Reserve System;

    . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    . a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with the relevant rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other hand, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counter party in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on DTC's records. The ownership interest of each actual noteholders is in turn, to be recorded on the DTC participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the noteholders. Noteholders will not receive offered notes representing their ownership interest in offered notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the noteholders' offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the Record Date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered notes are credited on the Record Date, identified in a listing attached to the proxy.

      Principal and interest payments on the offered notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to noteholders is the responsibility of DTC participants and indirect participants.

      Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the relevant noteholders upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

      DTC will take any action permitted to be taken by the holders of the book-entry notes at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream, Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. The ability of Clearstream, Luxembourg and Euroclear to take action on behalf of holders of the book-entry notes will also depend upon the ability of their depositaries, to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants, that may conflict with actions taken by or on behalf of other noteholders.

      DTC may discontinue providing its services as securities depository for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of offered notes. Transactions may be settled in Clearstream, Luxembourg in any of 32 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book entry delivery against payment. This eliminates the need for physical movement of offered notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a licensed agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific offered notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Distributions on the offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depository's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the issuer trustee, the trust manager, the servicer, the note trustee nor the paying agent, if any, will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

Global Clearance, Settlement and Tax Documentation Procedures
      In most circumstances, the offered notes offered by this prospectus will be issued only as global notes which are registered and held by a depository. Noteholders of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or Euroclear. The global notes will be tradeable as home market instruments in both the European and U.S. markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, and the DTC participants.

Initial Settlement
      All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Noteholders' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold their positions in accounts as DTC participants.

      Noteholders electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Note owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Noteholders electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading
      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.
     Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.
     When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    . borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

    . borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Definitive Notes
      We refer to offered notes issued in fully registered, certificated form as definitive notes. The offered notes for any series will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

    . DTC or any replacement clearing agency advises the note trustee or paying agent, if any, in writing, that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the offered notes, and the trust manager is not able to locate a qualified successor;

    . the trust manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency, in writing, that a class of definitive notes is to be issued in replacement of a class of book-entry notes;

    . an event of default under the security trust deed has occurred and is continuing and the beneficial owners of offered notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all of that class of offered notes advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of offered notes; or

    .  any other event described in the prospectus supplement for a series.

      If any of these events occurs, the issuer trustee, at the direction of the trust manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute, and the note trustee will authenticate and deliver, definitive notes of the same aggregate invested amount as those book-entry notes. Any offered notes issued in definitive form will be serially numbered. Thereafter, the issuer trustee will recognize the holders of the definitive notes as noteholders.

Withholding or Tax Deductions
      To the extent specified in the prospectus supplements all payments on the offered notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the offered notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, shall make a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the offered notes with respect to that withholding or deduction.

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

Redemption of the Offered Notes for Taxation or Other Reasons
      If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change of law in Australia either:

    . on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the offered notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

    . the total amount payable for interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities;

then the issuer trustee must, if directed by the trust manager, at the trust manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of a class of offered notes and any amounts required under the security trust deed to be paid in priority to or equal with that class, redeem all, but not some, of that class at their Invested Amount, or at the option of the holders of 75% of the aggregate Invested Amount of such class, at their Stated Amount, together with, in each case, accrued and unpaid interest to the date of redemption. The issuer trustee must give noteholders notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of offered notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the trust manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section.

Redemption of the Notes upon an Event of Default under the Security Trust Deed
      If an event of default occurs under the security trust deed while the notes for a series are outstanding, the security trustee may enforce the security created by the security trust deed. In some circumstances, the security trustee may be required to obtain the prior written consent of the Noteholder Mortgagees prior to enforcing the security interest in accordance with the provisions of the security trust deed. Further, the security trustee must enforce the security trust deed if it is directed to do so by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees. The enforcement of the security trust deed can include the sale of some or all of the housing loans. If the trust terminates while the notes are outstanding, Westpac has a right of first refusal to acquire the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their Unpaid Balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that series. The proceeds from the enforcement of the security trust deed will be distributed in the manner and priority set forth in the prospectus supplement.

Optional Redemption of the Notes

      To the extent specified in the prospectus supplement, the issuer trustee shall redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

Optional Repurchase of the Housing Loans
      To the extent specified in the prospectus supplement, Westpac or the seller trustee may repurchase all of the housing loans held in a trust. Westpac or the seller trustee may only exercise this option on the payment date after which the aggregate outstanding principal amount of the housing loans in a trust is less than the percentage specified in the prospectus supplement of the aggregate principal amount of the housing loans for that trust as of the cut-off date specified in the prospectus supplement. The purchase price will be equal to the following:

    .  the Unpaid Balance of each Performing Housing Loan; plus

    .  the fair market value of each non-Performing Housing Loan.

The proceeds from the sale of the housing loans will be distributed in the manner and priority set forth in the prospectus supplement.

Termination of the Trust

Termination Events
      Each trust shall continue until, and shall terminate on the later of:

    .  its Termination Date;

    . the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date; and

    . the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to that trust.

Realization of Trust Assets
      After the Termination Date of each trust, subject to Westpac's right of first refusal, the issuer trustee must so far as reasonably practicable and reasonably commercially viable sell and realize the assets of each trust within 180-days. During the 180 day period, Performing Housing Loans may not be sold for less than their Unpaid Balance, and non-Performing Housing Loans may not be sold for less than the fair market value of the housing loans and their related security. The fair market value of a housing loan and its related security is the value based on appropriate expert advice, as agreed upon by the trust manager, issuer trustee and the seller. The issuer trustee may not sell a Performing Housing Loan for less than its fair market value without the consent of the holders of the percentage specified in the prospectus supplement of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

Westpac's Right of First Refusal
      As soon as practical after the Termination Date of each trust, the trust manager will direct the issuer trustee to offer, by written notice to Westpac, irrevocably to extinguish in favor of Westpac, or if the issuer trustee has perfected its title, to equitably assign to Westpac its entire right, title and interest in and to the housing loans for that trust. Westpac's purchase price will be equal to the Unpaid Balance of the Performing Housing Loans plus the fair market value of any non-Performing Housing Loans in that trust. If the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of the percentage specified in the prospectus supplement of the aggregate outstanding principal amount of the notes for that series. The servicer will determine whether a housing loan is a Performing Housing Loan or a non-Performing Housing Loan.

      The issuer trustee is not entitled to sell any housing loans unless the relevant seller has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying the purchase price to the issuer trustee.

Distribution of Proceeds from Realization of Trust Assets
      After deducting expenses, the trust manager will direct the issuer trustee to distribute the proceeds of realization of the assets of any trust in accordance with the cashflow allocation methodology set out in the prospectus supplement, and in accordance with any directions given to it by the trust manager. If all of the notes for a trust have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of that trust to the residual beneficiary of that trust.

Final Maturity Date

      The final maturity date for each class of offered notes shall be set forth in the prospectus supplement. Unless previously redeemed, the issuer trustee must redeem a class of offered notes by paying the amount specified in the prospectus supplement on the class's final maturity date.

Redemption upon Final Payment

      Upon final distribution being made in respect of any class of notes following termination of the trust or enforcement of the charge of security under the security trust deed, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes will be extinguished in full.

Prescription
      An offered note will be void in its entirety if not surrendered for final payment within ten years of the date on which the final payment on the offered note is due. The effect of voiding an offered note is to reduce the Stated Amount of that offered note to zero. After the date on which an offered note becomes void in its entirety, no claim may be made on it.

Voting and Consent of Offered Noteholders
      The note trust deed for each trust will contain provisions for each class of offered noteholders to consider any matter affecting their interests. In general, unless otherwise specified in the prospectus supplement the holders of a majority of the aggregate outstanding principal balance of a class of offered notes may take or consent to any action permitted to be taken by that class of noteholders under the related note trust deed. Notwithstanding the foregoing, the consent of the percentage of offered noteholders, or of the affected class of offered noteholders specified in the prospectus supplement shall be required to accomplish the following:

    . direct the note trustee to direct the security trustee to enforce the security under the security trust deed;

    . override any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed; and

    . alter, add, or modify the terms and conditions of a class of offered notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of offered noteholders, other than to correct a manifest error or ambiguity or to comply with the law.

      Notwithstanding the foregoing, the issuer trustee, the trust manager and the note trustee may make or effect any Payment Modification to the note trust deed or the offered notes only if the consent has first been obtained of each offered noteholder of the affected class or classes of offered notes to the Payment Modification.

      Payment Modification means any alteration, addition or revocation of any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed which modifies:

    . the amount, timing, currency or manner of payment of principal or interest in respect of the offered notes, including, without limitation, any modification to the Invested Amount, Stated Amount, interest rate or maturity date of the offered notes or the orders of payment of the proceeds of the trust assets under the series notice, the offered notes or the security trust deed;

    . the manner of determining whether offered noteholders have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the offered noteholders required for such a consent or direction; or

    . the requirements for altering, adding to or revoking any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series notice or the security trust deed.

      Any action taken by the requisite percentage of the outstanding principal balance of a class of noteholders shall be binding on all noteholders of such class, both present and future.

      If so stated in the prospectus supplement, the note trust deed for a series may contain provisions limiting the powers of subordinate noteholders. For example, the note trust deed may limit the ability of subordinate noteholders to request or direct the note trustee to take any action that would be materially prejudicial to the interests of the senior noteholders. In most circumstances, the note trust deed will not impose these limitations on the powers of the senior noteholders, the exercise of which will be binding on the subordinate noteholders, irrespective of the effect on the subordinate noteholders' interests.

      The note trustee deed contains a provision that, if any other provision of the note trust deed limits, qualifies or conflicts with another provision which is required to be included in the note trust deed, and is not subject to contractual waiver under the Trust Indenture Act of 1939, as amended, the Trust Indenture Act will prevail.

Reports to Noteholders
      For each series of offered notes, on each determination date as specified in the prospectus supplement, the trust manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the series, among other things:

    .  the Invested Amount and the Stated Amount of each class of notes;

    .  the interest rates on the notes for the related Interest Period;

    . the interest payments and principal distributions on each class of notes;

    . the percentage or bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;

    .  the total collections on the housing loans;

    .  aggregate outstanding principal balance of the housing loans;

    .  delinquency and loss statistics with respect to the housing loans;
       and

    . any other items of information applicable to a particular series of notes.

      Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

      Unless and until definitive notes are issued, the trust manager will prepare and send to the note trustee, for forwarding to DTC, periodic and annual unaudited reports containing information concerning each trust and series of notes. DTC and its participants will make such reports available to holders of interests in the offered notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, these reports will not be sent directly to each beneficial owner while the offered notes are in book-entry form. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The trust manager will file with the SEC the periodic and annual reports as are required under the Exchange Act and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the trust manager expects that the obligation to file these reports will be terminated after a period of time as the prospectus supplement for each series of offered notes will describe.

      If stated in the prospectus supplement, the trust manager will, on or promptly after the business day preceding each payment date, prepare and arrange for the publication of summary pool performance data for each series trust, in a format determined by the trust manager, on Reuters, Bloomberg or another electronic reporting service.

                               Credit Enhancement

Types of Enhancements
      If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in the related trusts. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

    .  the subordination of one or more classes of the notes of the series;

    .  primary mortgage insurance on all or a portion of the housing loans;

    . a pool mortgage insurance policy on all or a portion of the housing loans;

    .  excess available income;

    .  the establishment of one or more reserve funds;

    .  overcollateralization;

    .  letters of credit;

    .  surety bond;

    .  a minimum principal payment agreement;

    .  a deposit agreement;

    .  other insurance, guarantees and similar instruments or agreements; or

    . another method of credit enhancement described in the prospectus supplement.

Subordination
      If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Primary Mortgage Insurance Policy
      Unless otherwise set forth in the prospectus supplement Westpac requires that borrowers with loan-to-value ratios greater than 80% obtain primary mortgage insurance. Westpac will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

      To the extent specified in the prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

Pool Mortgage Insurance Policy
      The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

      To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

Excess Available Income
      If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans that are not required to pay Total Payments to reimburse noteholders for Principal Charge Offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

Reserve Fund
      If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other Trust Expenses. The prospectus supplement will specify the required reserve fund balance, if any, and when and to what extent the required reserve fund balance may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

Overcollateralization
      If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal balance of the notes relative to the outstanding balance of the housing loans.

Letter of Credit
      If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be in compliance with the requirements established by the rating agency or agencies rating the series, and will be described in the prospectus supplement.

Minimum Principal Payment Agreement
      If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

Deposit Agreement
      If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Other Insurance, Guarantees and Similar Instruments or Agreements
      If specified in the prospectus supplement, a trust may also include insurance, guarantees or similar arrangements for the purpose of:

    . maintaining timely payments or providing protection against losses on the assets included in a trust;

    .  paying administrative expenses; or

    . establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

      These arrangements may include agreements under which noteholders are entitled to receive amounts deposited in various accounts held by either Westpac or the paying agent, as applicable, based on the terms specified in the prospectus supplement. In addition, unless to the extent specified in the prospectus supplement, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the series of notes, without resulting in a downgrading or withdrawal of the current rating of the notes of that series.

                      Prepayment and Yield Considerations

      The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement regarding prepayment and yield considerations.

General
      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. In the case of fixed rate housing loans, prepayments are subject to the payment of applicable fees. Housing loans may be prepaid by the mortgagors at any time.

Prepayments
      Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    .  the degree to which a note is purchased at a discount or premium; and

    . the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

      There is, thus no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

Weighted Average Lives
      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero weighted by the principal payment.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

         Powers, Duties and Liabilities under the Transaction Documents

The Issuer Trustee
      Except where specified in the relevant prospectus supplement Westpac Securities Administration Limited will act as issuer trustee for each trust and, in such capacity, as issuer of each series of notes on the terms set out in the master trust deed and the series notice.

Powers
      The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act when directed to do so by the trust manager, who in turn cannot give a direction that could reasonably be expected to adversely affect the rating of notes. The trust manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee's ability to invest in Authorized Investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the trust manager.

      The master trust deed expressly permits the issuer trustee to appoint the servicer to retain custody of the mortgage documents in accordance with the servicing agreement, and for the issuer trustee to lodge documents with the servicer.

Duties
      The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the master trust deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the transaction documents.

      In particular the issuer trustee has the duty to maintain a register of Authorized Investments and other assets of each trust, other than the housing loans, and to keep or ensure that the trust manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

      The issuer trustee is required to act continuously as trustee of the trust until the trust is terminated as provided by the master trust deed or the issuer trustee has retired or been removed from office.

      Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

    . the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice;

    . the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of an Adverse Effect based upon the advice given to it by its advisers in a manner contemplated by the master trust deed, only if it is actually aware of the facts giving rise to the Adverse Effect; and

    . in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or trust manager.

      The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

Annual Compliance Statement
      Unless otherwise specified in the prospectus supplement, the trust manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents for each series.

Issuer Trustee Fees and Expenses
      The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

Removal or Retirement
      The issuer trustee is required to retire as trustee of a trust after a direction from the trust manager in writing following an Issuer Trustee's Default in relation to that trust.

      The issuer trustee will bear the reasonable costs of its removal if it is removed because of its default. The issuer trustee will indemnify the trust manager and each trust for these costs. These costs are not payable out of the assets of any trust.

      The trust manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement issuer trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of noteholders. Until the appointment is completed, the trust manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

      The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

      Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager must act as trustee until a successor trustee is appointed.


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

Limitation of the Issuer Trustee's Liability and Indemnification
      The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any trust or to any noteholder, the residual beneficiary, the trust manager or any other person, except to the extent caused by the fraud, negligence or breach of a trust on the issuer trustee's part or under other circumstances specified in the prospectus supplement, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable or under other circumstances specified in the prospectus supplement.

      The issuer trustee acts as trustee and issues the notes for a series only in its capacity as trustee of the related trust and in no other capacity. A noteholder cannot take legal action against the issuer trustee personally except in the case of fraud, negligence or breach of trust on the part of the issuer trustee or under other circumstances specified in the prospectus supplement. A liability arising under or in connection with the transaction documents or the related trust is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the related trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or breach of trust or under other circumstances specified in the prospectus supplement.

      The issuer trustee will not be liable for any act, omission or default of the trust manager, the servicer, any support provider, the note trustee, the paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

      The foregoing provisions limiting the issuer trustee's liability do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or breach of trust of the issuer trustee or any of its officers, employees, agents or delegates.

      The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for a loss or liability arising as a result of the issuer trustee's failure to exercise due care or due to the issuer trustee's fraud, negligence or breach a loss or liability arising as a result of trust.


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

The Seller Trustee

Limitation of Seller Trustee's Liability and Indemnification
      In the absence of fraud, negligence or breach of trust on its part, the seller trustee shall not be liable personally in the event of failure to pay moneys on the payment date for payment to any noteholder, any beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any noteholder, any beneficiary, the trust manager or any other person.

      Westpac Securities Administration Limited acts as seller trustee only in its capacity as seller trustee of the relevant trust and in no other capacity. A liability arising under or in connection with a transaction document can be enforced against the seller trustee only to the extent to which it can be satisfied out of property of the relevant seller trust out of which the seller trustee is actually indemnified for the liability. This limitation of the seller trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the seller trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, the trust or the applicable trust. The limitation will not apply to the extent that there is a reduction in the seller trustee's indemnification out of trust assets or the applicable trust as a result of the seller trustee's fraud, negligence or breach of trust.

      The seller trustee will also be indemnified out of the assets of a trust against certain payments which it may be liable to make under the Consumer Credit Legislation relating to a housing loan owned by such trust. Westpac has also indemnified the seller trustee in relation to these payments and the seller trustee is required to first call on the indemnity from Westpac.

The Trust Manager

Powers
      Unless otherwise specified in the prospectus supplement the trust manager will have full and complete powers of management of the trusts, including the day to day operation of the trusts, and administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trusts. The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

      The trust manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Trust Manager's Fees
      The trust manager will receive a fee out of the assets of the trust for acting as trust manager under the transaction documents.

Removal or Retirement
      The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default. The trust manager shall bear the costs of its

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

removal after a Trust Manager's Default. The trust manager has agreed to indemnify the issuer trustee and each trust for those costs.

      The trust manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 3 months notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

      On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager on those terms as the issuer trustee sees fit, including the amount of the trust manager's fee, provided the appointment will not materially prejudice the interests of the noteholders. If a new trust manager is not appointed within 120 days of the issuer trustee electing to appoint a new trust manager, or within 3 months of the notice of the trust manager's voluntary retirement, the issuer trustee must act as the trust manager until a successor is appointed.

Limitation of Trust Manager's Liability and Indemnification
      The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

    . the trust manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of that trust, other than general overhead costs and expenses;

    . subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the trust manager or on whom the trust manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or advisor to the issuer trustee or the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents;

    . in the absence of fraud, negligence or wilful default on its part or on the part of its officers, employees, agents or delegates, the trust manager will not be liable personally if failure to pay moneys on the due date of payment to any noteholder, any beneficiary, the issuer trustee or any other person for any loss however caused in relation to a trust or to any noteholder, any beneficiary, the issuer trustee or other person; and

    . the trust manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the trust manager's liability for any fraud, negligence or wilful default by it in its capacity as the trust manager of the trusts.

The Note Trustee
      The prospectus supplement for each series will identify the entity that will serve as note trustee for the applicable series of offered notes.

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

      The note trustee will at all times be eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 and be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

      The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense costs, damages, actions, proceedings claims and demands incurred by, or made against, the note trustee in connection with its execution of its obligations under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee or upon other circumstances specified in the prospectus supplement, or any overhead or general operating expenses incurred by the note trustee.

      The note trustee may resign after giving at least three months written notice to the issuer trustee, the trust manager, the security trustee and each rating agency, which written notice will expire no less than 30 days after any due date for payment of any offered notes. The issuer trustee may also remove the note trustee immediately by written notice to the note trustee and each rating agency if:

    .  the note trustee becomes insolvent;

    .  the note trustee ceases its business;

    . the note trustee fails to comply with any of its obligations under any transaction document with respect to the applicable trust and the issuer trustee determines that this failure has had, or if continued, will have, an Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

      .  the note trustee becoming aware of this failure; and

      . receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

      . the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939, as amended, with respect to a trust or the note trust deed.

      If there is an event of default under the offered notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act. In addition, holders of the percentage of the aggregate Invested Amount specified in the prospectus supplement of the offered notes may require the issuer trustee to remove the note trustee.

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

      Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the offered notes.

The Security Trustee
      The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the assets of a trust for each applicable Mortgagee on the terms and conditions of the security trust deed for that trust. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee will give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, if so specified in the prospectus supplement, the security trustee will give priority to the interests of holders of the RFSs, RFS notes or a particular class of note as described in the prospectus supplement. The security trustee does not guarantee the success of any series or class of notes nor the payment of principal or interest on any series or class of notes.

Duties and Liabilities of the Security Trustee
      The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    . The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

    . The security trustee is not required to exercise its powers under the security trust deed without being directed to do so by the Noteholder Mortgagees or by an Extraordinary Resolution of the Voting
       Mortgagees, but may act, with prior written notice to the Noteholder Mortgagees, in the best interests of the Mortgagees.

    . The security trustee may rely on documents provided by the issuer trustee or trust manager and the advice of consultants and advisors.

    . The security trustee is not required to monitor whether an event of default under the security trust deed has occurred or compliance by the issuer trustee or trust manager with the transaction documents.

    . The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

    . Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

    . The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

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

    . Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

    . The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Limitations of Actions by the Security Trustee
      The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is provided funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, or provide funds to the security trustee, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

      The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the Secured Moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee or upon other circumstances specified in the prospectus supplement.

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

                      Description of Transaction Documents

      The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. Within fifteen days after the closing date for each series of offered notes, the trust manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K.

Trust Accounts
      For each series, the issuer trustee will establish and maintain pursuant to the master trust deed and any related series notice a collection account and a US$ account with banks that meet the requirements specified in the prospectus supplement. If specified in the prospectus supplement, the issuer trustee may also establish other accounts such as a reserve account or pre-funding account. The issuer trustee will open each bank account in its name and in its capacity as trustee of the series trust. These accounts will not be used for any purpose other than for the applicable series trust.

      The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected. Each investment of moneys on deposit in a trust's accounts shall be in authorized investments that will mature not later than the business day before the applicable payment date.

Prefunding
      If so specified in the prospectus supplement relating to any series, the issuer trustee may, on behalf of the trust, establish a pre-funding account relating to that series of notes. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes of the related series in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 25% of the aggregate principal amount of the notes issued in that series. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the sellers or have not formally completed the origination process following the closing date for the related series of notes, which will be specified in the prospectus supplement. The specified period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement will not exceed twelve months from the closing date for that series of notes. Any funds in the pre-funding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired with amounts from the pre-funding account will comply with the standards set forth under "Westpac Residential Housing Loan Program-- Underwriting Process."

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

Revolving Period
      As may be described in the prospectus supplement relating to any series, the related series notice may provide for a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period rather than to fund payments of principal to noteholders during that period. This may result in the related notes possessing an interest-only period, which will be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans will be specified in the prospectus supplement. Any principal collections during the revolving period that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired during the revolving period will comply with the standards set forth under "Westpac Residential Housing Loan Program--Underwriting Process."

Issuance of Additional Notes
      The issuer trustee may, if specified in the prospectus supplement, issue additional notes secured by the assets of the trust at the direction of the trust manager at the times and in the manner specified in the prospectus supplement. The issuer trustee will be permitted to issue additional securities only if each of the applicable rating agencies has notified the issuer trustee that the issuance of the additional securities will not cause any of the rating agencies to reduce, withdraw or qualify the current rating of each class of notes. Additional notes may be issued in Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

Redraws

General
      The housing loan documents for a housing loan may allow the borrower to redraw repayments made in excess of scheduled repayments under the housing loan. The issuer trustee will reimburse Westpac for redraws as described in the prospectus supplement. Sources available to reimburse Westpac for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include Gross Principal Collections, drawings under a redraw facility, proceeds of the issuance of any RFSs and other sources. The prospectus supplement for each series will describe the order and priority for these reimbursements and the sources of funds available. If at any time Westpac is not fully reimbursed for a redraw, it will bear the cost of funding that redraw until it can be reimbursed by the issuer trustee.

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

Redraw Facility
      If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances to the issuer trustee for the purpose of funding redraws relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

Redraw Funding Securities
      If specified in the prospectus supplement, the trust manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities or RFSs to provide the issuer trustee with funds to pay for any redraws under the housing loans.

      The trust manager must obtain written confirmation from the rating agencies that the issuance of RFSs will not result in the downgrading or withdrawal of the rating of any notes of the related series before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFSs and the rights of the holders of the RFSs.

RFS Notes
      The prospectus supplement for each series of notes that provides for the issuance of RFSs will describe the circumstances, if any, under which RFSs will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

Form of RFSs and RFS Notes
      The RFSs and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in Australia to Australian resident investors only. The RFSs and RFS notes will not be offered by this prospectus or any prospectus supplement.

Liquidity Reserve or Liquidity Facility
      The prospectus supplement for each series will state whether or not the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee will fund income shortfalls in the trusts for any series from the liquidity reserve or by drawings under the liquidity facility provider up to the liquidity limit specified in the prospectus supplement.

Liquidity Reserve
      If specified in the prospectus supplement, the issuer trustee, at the direction of the trust manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced each determination date to a specified percentage of the aggregate Unpaid Balance of the housing loans as the trust manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the trust manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

Liquidity Facility
      If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding income shortfalls in the trusts for a particular series. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

Interest Rate Swaps
      If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. If so stated in the prospectus supplement, Westpac may be the interest rate swap provider for one or more of the interest rate swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each swap entered into will be confirmed by a written confirmation.

Currency Swaps
      If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars. However, in most instances, and to the extent stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Westpac may be the swap provider for one or more of the currency swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each swap entered into will be confirmed by a written confirmation.

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

The Security Trust Deed

General
      The prospectus supplement for each series of notes will identify the entity that will serve as security trustee. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets for that series in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, any paying agent, any swap provider, each seller with respect to any collections on the housing loans owed to that seller by the issuer trustee, any redraw facility provider with respect to redraws, the holders of any RFSs, and any provider of a support facility. These secured parties are collectively known as the Mortgagees.

Nature of the Charge
      The security created by the security trust deed in relation to a trust is a "floating charge." A floating charge over assets should be distinguished from a fixed charge over assets.

      A company may not deal with any of its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be disposed of or otherwise dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

      If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release, the asset will again be subject to the floating charge.


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

Events of Default
      Unless otherwise specified in the prospectus supplement, each of the following is an event of default under the security trust deed for a series:

    .  the issuer trustee fails to pay:

      . any interest on a note within 10 business days of the payment date on which the interest was due to be paid to noteholders and holders of RFSs, if any; or

      . any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee or note trustee, as applicable;

    . the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have an Adverse Effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

    . an Insolvency Event occurs relating to the issuer trustee, in its personal capacity or as trustee of the trust;

    . the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

    .  any security interest over the trust assets is enforced;

    . all or any part of any transaction document, other than an interest rate basis swap or the redraw facility, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate basis swap or the redraw facility; or

    . without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the security trust deed, to the prior written consent of the Noteholder Mortgagees,

      . the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

      . the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

      . unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

      If the security trustee has notified the rating agencies, obtained the written consent of the required number of Noteholder Mortgagees as specified in the prospectus supplement and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default under the security trust deed. Unless the security trustee has made such an election and providing that the security trustee receives notice of or is actually aware of the occurrence of an event of default under the security trust deed, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgages regarding the action it should take as a result of that event of default.

Meetings of Voting Mortgagees
      The security trust deed will contain provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Voting Mortgagees are:

    . only the Noteholder Mortgagees for as long as amounts outstanding under the notes are 75% or more of all amounts secured by the security trust deed, and

    . otherwise, the note trustee, acting on behalf of the holders of offered notes, and each other Mortgagee, other than holders of offered notes.

      Neither the security trustee nor the trust manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

Voting Procedures
      Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

      A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.


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

Enforcement of the Charge
      At any time after an event of default occurs, the security trustee must do any of the following if so directed by an Extraordinary Resolution:

    .  declare the charge to be enforceable;

    .  declare the Secured Moneys immediately due and payable;

    . convert the floating charge created under the security trust deed in relation to any or all of the trust assets to a fixed charge; or

    . appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

      If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

      No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

      The prospectus supplement for each series of offered notes will describe any additional or different voting percentages or procedures applicable for the relevant series of notes.

The Note Trustee as Voting Mortgagee
      The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed, other than a default in payment of interest or principal on the offered notes shall not, or shall not subject to specified conditions, be treated as such. If an event of default under the security trust deed occurs and is continuing, the note trustee shall deliver to each offered noteholder notice of the event of default within 90 days of the date that the note trustee became aware of the event of default, provided that, except in the case of a default in payment of interest and principal on the offered notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of offered noteholders.

      The rights, remedies and discretion of the offered noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the offered noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the offered noteholders without inquiry about compliance with the note trust deed.

      Under the note trust deed, the note trustee may seek directions from the offered noteholders following the occurrence of an event of default under the security trust deed. If the note trustee is entitled under the note trust deed to vote at any meeting on behalf of the offered noteholders and the note trustee has sought direction from the noteholders on how to vote at such meeting, the note trustee must vote in accordance with the directions of the offered noteholders. In acting in accordance with the directions of offered noteholders, the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate outstanding principal balance of the offered notes held by offered noteholders who have directed the note trustee to vote for or against that proposal. If the note trustee has not sought direction from the noteholders on how to vote at such meeting, it shall vote in accordance with its absolute discretion. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by the holders of the percentage of the aggregate Investor Amount of the offered notes as specified in the prospectus supplement. The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any offered notes unless directed or requested to do so in writing by the holders of the percentage of the aggregate Invester Amount of the offered notes as specified in the prospectus supplement and then only if the note trustee is indemnified and or secured to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

      Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the offered noteholders and, unless the note trustee agrees otherwise, the trust manager on behalf of the issuer trustee shall notify the offered noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

      If any of the offered notes remains outstanding and is due and payable otherwise than by reason of a default in payment of any amount due on the offered notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

    . a sufficient amount would be realized to discharge in full all amounts owing to the holders of offered notes, and any other amounts payable by the issuer trustee ranking in priority to or equal with the offered notes; or

    . the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

Priorities under the Security Trust Deed
      The prospectus supplement for each series of offered notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

      Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Expenses
      Unless otherwise specified in the prospectus supplement, the issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

Retirement and Removal of the Security Trustee
      The security trustee may retire by giving no less than three months notice in writing to the issuer trustee, the trust manager, the note trustee and the rating agencies if a successor security trustee is appointed.

      Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

    . an Insolvency Event occurs in relation to the security trustee in its personal capacity;

    .  the security trustee ceases business;

    . the security trustee fails to remedy within 14 days after written notice by the trust manager any material breach of duty on the part of the security trustee; or

    . among other things, there occurs a change in the majority ownership or control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

      Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than Westpac or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

      Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

Amendment
      The issuer trustee and the security trustee may, following written notice to the rating agencies and with the written approval of the trust manager and the Noteholder Mortgagees, which approval shall not be unreasonably withheld, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which is, in the opinion of the security trustee, necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be effected.

The Servicing Agreement
Servicing of Housing Loans
      The servicer is required to administer the housing loans in the following manner:

    .  according to the servicing agreement;

    . according to Westpac's procedures and policies as they apply to those housing loans from time to time; and

    . with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products and custodian of documents.

      The servicer's actions in servicing the housing loans according to the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

Powers
      The servicer has the express power, among other things:

    . to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or to arrange the rescheduling of interest due and unpaid following a default under any housing loans;

    . to waive any right in respect of the housing loans and related mortgages in the ordinary course of servicing the housing loans and related mortgages, including according to its normal collection procedures; and

    . to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency regardless of whether the extension may have an Adverse Effect.

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

Undertakings by the Servicer
      The servicer will undertake, among other things, the following:

    . if directed by the issuer trustee following a Title Perfection Event, to promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to legal title.

    . to collect all moneys due under those housing loans and related mortgages and pay them into the collection account.

    . if a material default occurs relating to a housing loan, to take action according to its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

    . to comply with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or relating to a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the trust manager when each claim of this type is made.

    . not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property, unless priority arrangements are entered into with the third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus any additional amount the servicer determines according to the servicer's procedures manual or its ordinary course of business.

    . except as required by law, not to release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have an Adverse Effect.

    . if so specified in the prospectus supplement, to set the interest rate on the variable rate housing loans at a rate high enough so that the interest payments on the housing loans are sufficient to cover the Trust Expenses and interest on the notes.

    . if so directed by the issuer trustee following a Title Perfection Event, to take action to perfect the issuer trustee's legal title to the housing loans and the related mortgages.

    . to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

    . to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have an Adverse Effect promptly after becoming aware of the event and notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

    . to provide information reasonably requested by the issuer trustee or the trust manager, regarding all matters relating to the trust and the assets of the trust, and the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times to permit the issuer trustee to inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

Westpac Undertakings
      Westpac, in its capacity as a seller, has undertaken, among other things, the following under the servicing agreement:

    . to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement, and to comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have an Adverse Effect.

    . to cooperate with the servicer (if Westpac is not the servicer) in relation to the performance by that servicer of its duties under the servicing agreement, including, without limitation, in relation to the enforcement of any housing loan or mortgage.

    . if a material default occurs relating to a mortgage, to take any action as the servicer directs it to take under the servicing agreement (or, if Westpac is the servicer, such action as Westpac determines in accordance with its ordinary course of business).

    . to comply with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or relating to a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

    . not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or to allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with the third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the

       Unpaid Balance of the housing loan plus any other amount the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

    . not, except as required by law, to release a borrower from any amount owing relating to a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount due under a housing loan or mortgage where it would have an Adverse Effect.

    . to release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the Westpac. If the order is due to Westpac breaching any applicable law, then Westpac must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by Westpac's external auditors.

    . to notify the servicer immediately of each request by a borrower to borrow further moneys (if Westpac is not the servicer) under or in relation to a housing loan or mortgage.

Performance of Services
      In performing any services under the servicing agreement the servicer shall consider whether its performance of these services does or does not have an Adverse Effect. The servicer may ask the issuer trustee or the trust manager if, and may rely upon any statement by the issuer trustee or the trust manager to that effect, any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the trust manager that the action or inaction is not reasonably likely to, or will not have, an Adverse Effect.

Servicing Compensation and Expenses
      The servicer will receive a fee from the assets of the trust for servicing the housing loans. The servicer must pay from that fee all reasonable expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property, provided that where the consent of an insurer is required in order for an expense to be reimbursed by that insurer, that consent must be obtained, or any amount repaid to a liquidator or trustee in bankruptcy according to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

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

Removal and Resignation of the Servicer
      The issuer trustee may only terminate the servicer's appointment if the issuer trustee determines that any of the following Servicer Transfer Events occurs:

    .  the servicer suffers an Insolvency Event;

    . the servicer fails to pay any amount within 10 business days of receipt of a notice to do so from the issuer trustee or trust manager;

    . the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or if continued will have, an Adverse Effect, as determined by the issuer trustee, and that failure is not remedied within 30 days after the servicer becomes aware of that failure by receipt of notice;

    . any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have an Adverse Effect; or

    . it becomes unlawful for the servicer to perform the services under the servicing agreement.

      If a Servicer Termination Event occurs, the issuer trustee must, upon notice to the trust manager, each seller, the servicer and the rating agencies, terminate the rights and obligations of the servicer immediately and appoint an eligible servicer. An eligible servicer is a servicer whose appointment will not materially prejudice the interests of noteholders. The issuer trustee shall act as the servicer and receive a fee for its services until an eligible servicer is appointed and agrees to act as a servicer.

      Subject to specified limitations, the servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event or a failure by the servicer to perform its duties under the servicing agreement.

      The servicer may voluntarily resign after giving three months notice to the rating agencies, the trust manager and the issuer trustee.

Replacement of the Servicer
      The trust manager and the issuer trustee shall use reasonable efforts to find a suitably qualified person to act as servicer whose appointment will not materially prejudice the interest of the noteholders. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer has not agreed to act as servicer by the expiration of the three month notice period, the issuer trustee itself will act as the servicer and be entitled to a servicing fee.

Document Custody
      Unless otherwise stated in the prospectus supplement, the servicer will be responsible for custody of the relevant documents for each mortgaged property, on behalf of the issuer trustee. The servicer must hold these documents as custodian at the direction of the issuer trustee according to its standard safekeeping practices and according to the procedures contained in the servicing agreement.

      The procedures contained in the servicing agreement include the following:

    . keeping the relevant documents for the housing loans in the mortgage pool separate from other documents held by the servicer;

    . maintaining a record of the physical movement of the relevant documents; and

    . ensuring that it is capable of locating security packets containing the relevant documents.

      The servicer will be audited by an independent auditor on an annual basis, and again within one month of that annual audit if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

      The issuer trustee may terminate the servicer's appointment as custodian if the following occurs:

    . the servicer has not complied with the requirements of the servicing agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor;

    . the long-term rating of the servicer or its holding company (if any) is downgraded below the rating levels specified in the prospectus supplement for each series;

    . the servicer is in default under a servicing agreement between it and any other person, and by reason on the default that other person removes any documents in the servicer's custody under the servicing agreement where that person would otherwise not have been entitled to do so; or

    .  a Servicer Transfer Event has occurred and continues to exist.

      If any of the events listed in the preceding section occurs, the servicer must deliver the relevant documents and all other documents and records relating to the housing loans to the issuer trustee or a third party at the direction of the issuer trustee. If the servicer has not done so within ten business days of the date of termination of the servicing agreement or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must enter the premises where the relevant documents are kept, take possession of and remove the relevant documents. The issuer trustee must, to the extent that it has information available to it to do so, lodge caveats regarding or take all such other action it considers necessary to protect its interests in the housing loans and related mortgages for which it does not hold the relevant documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

Amendment
      The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies.

Termination of Servicing Agreement
      The servicing agreement will terminate on the earliest of:

    . the date on which the servicing agreement is terminated by the issuer trustee if a Servicer Transfer Event occurs;

    . the date which is one month after the notes in relation to the related trust have been redeemed in full under the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

    . the date on which the issuer trustee replaces the servicer with an eligible servicer; and

    .  the date on which the servicer is replaced after resigning.

Modifications and Amendments
      The issuer trustee, the trust manager and the servicer, with respect to the master trust deed and the series notice, or the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the master trust deed, the series notice or the note trust deed without the consent of the noteholders or residual beneficiary of the related trust if such alteration, addition or modification is:

    . to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

    . necessary to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

    . appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to a Westpac Securitisation Programme trust; or

    . in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the trust manager's reasonable opinion, to an allocation of expenses.

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

      However, any alteration, addition or modification described in the preceding paragraph, where in the reasonable opinion of the note trustee or the issuer trustee such a proposed alteration, addition or modification to the master trust deed, the series notice, the note trust deed or any other transaction document is materially prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, the alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be effected.

      The issuer trustee will, upon request by a noteholder, provide the noteholder with a copy of any amendment to the master trust deed or series supplement. The issuer trustee must distribute to all offered noteholders notice of the substance of any amendment to the note trust deed or offered notes as soon as reasonably practicable after the amendment has been made.

                                Use of Proceeds

      The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes for one or more of the following purposes:

    .  to purchase the assets of the trust;

    . to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

    . to establish any reserve funds described in the prospectus supplement; and

    . to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

      If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

                       Legal Aspects of the Housing Loans

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the applicable Australian Federal laws and the laws of New South Wales, without referring to any specific legislation of that State.

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

General
      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over his or her property. The second party is the mortgagee, who is the lender. Generally, each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Unless the property is in Queensland, each borrower under the housing loan is prohibited under the loan and mortgage documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of Westpac. If the property is in Queensland before the borrower allows another mortgage to any other party they must ensure that the other party provides a priority to Westpac.

Property Used to Secure Housing Loans
      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Only land which is "Torrens title" land may be used to secure housing loans assigned to the trusts, and thus constitute mortgaged property.

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in the central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner or the first registered mortagee. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans will be "strata title" or "urban leasehold."

Strata title
      "Strata title" was developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation which is vested with the control, management and administration of the common property and the strata scheme generally, including the rules governing the apartment block, for the benefit of the proprietors.

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

      Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold
      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any lease of this type:

    . cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

    . where it involves residential property, is subject to a nominal rent, currently 5 cents per annum on demand.

      As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title was only recognized by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further Native Title Act, passed by the Australian Capital Territory Legislative Assembly in 1994. These laws operate in tandem in the Australian Capital Territory to regulate dealings with property interests which may affect native title. The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to
 December 23, 1996 or by the Australian Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of the grant of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted. The prospectus supplement for each series will identify the percentage of

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

housing loans secured by mortgaged properties which are located in the Australian Capital Territory, and thus are leasehold interests.

Taking Security Over Land
      The law relating to the granting of securities over real property is complicated by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a registered charge on the land with statutory rights in favor of the mortgagee. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain the duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the duplicate certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the duplicate certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. In Western Australia, under the Transfer of Land Act of 1893, duplicate certificates of title are optional at the election of the registered proprietor.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

Westpac as Mortgagee
      Westpac is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Title Perfection Event, Westpac or the servicer will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee must use an irrevocable power of attorney granted to it by Westpac, to register itself as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the trust manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.


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

Enforcement of Registered Mortgages
      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay those amounts as set forth in the loan documents. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including any of the following:

    . The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

    . The mortgagee may, in limited circumstances, lease the property to third parties.

    . The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

    . The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

    . The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement.

      A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

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

Penalties and Prohibited Fees
      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Some jurisdictions prescribe a maximum recoverable interest rate, although most do not specify a threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but if a rate is too high, the borrower may be entitled to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

      The Consumer Credit Legislation requires that any fee or charge to be levied by a lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

Bankruptcy
      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a Federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

      Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

    .  the disposition was made to defraud creditors; or

    . the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

      The insolvency of a company is governed by the Corporations Act. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

    . when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

    . within a prescribed period prior to the commencement of the winding up of the company.

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

      The liquidator may also avoid a loan under which an extortionate interest rate is levied.

Environmental Considerations
      Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

      Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

      Some environmental legislation, such as the Contaminated Land Management Act of 1997 provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

      To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations
      Each transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by Westpac to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of Westpac in the event of an insolvency of Westpac. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--the Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets that are the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed, until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--Voting Procedures--Priorities under the

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

Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans
      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation
      The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation, a borrower has the right to apply to a court to do the following, among other things:

    . vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

    . reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

    . have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

    . obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Consumer Credit Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

    . obtain additional restitution or compensation from the lender for breaches of the Consumer Credit Legislation in relation to a housing loan or mortgage.

      The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Consumer Credit Legislation by the lender. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Criminal fines may be imposed on the seller in respect of breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement and enforcement proceedings.


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

      Westpac will indemnify the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a housing loan or related mortgage.

      Westpac will give certain representations and warranties that the housing loans and related mortgagees comply in all material respects with the Consumer Credit Legislation in force at the time documents were executed. The servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment. In some circumstances the issuer trustee may have the right to claim damages from Westpac or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking.

                    United States Federal Income Tax Matters

Overview
      The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the offered notes by any series or class investors. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Internal Revenue Code of 1986, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States Federal tax counsel for the issuer trustee, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States Federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States Federal income tax consequences to investors generally of the purchase, ownership and disposition of the offered notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the offered notes by investors that are given special treatment under the United States Federal income tax laws, including:

    .  banks and thrifts;

    .  insurance companies;

    .  regulated investment companies;

    .  dealers in securities;

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

    . investors that will hold the offered notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes and one or more other investments;

    .  foreign investors;

    .  trusts and estates; and

    . pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the offered notes is limited to the United States Federal income tax consequences to investors who will purchase offered notes for cash at original issuance and who will hold the offered notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986.

      It is suggested that prospective investors consult their own tax advisors about the United States Federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

      Unless otherwise specified in the prospectus supplement, it is anticipated that the issuer trustee will not be indemnified for any United States Federal income taxes that may be imposed upon it, and the imposition of these taxes on the trust could result in a reduction in the amounts available for distributions to the holders of offered notes.

      We will agree, and if you purchase offered notes of any class or series, you will agree by your purchase of the offered notes, to treat the offered notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown & Platt, for United States Federal income tax purposes, the offered notes will be characterized as debt. Each noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for Federal income tax purposes.

General
      OID, Indexed Securities, etc. The discussion below assumes that all payments on the offered notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the offered notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any OID on the offered notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have OID to the extent the principal amount of the offered notes exceeds their issue price. Further, if the offered notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term. If these conditions are not satisfied with respect to any given series of offered notes and as a result the offered notes are treated as issued with OID, additional tax considerations for these offered notes will be disclosed in the applicable prospectus supplement.

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

Interest Income on the Offered Notes
      Based on the above assumptions, except as discussed below, the offered notes will not be considered issued with OID. If you buy offered notes, you will be required to report as ordinary interest income the stated interest on the offered notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold an offered note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the offered note. If you purchase an offered note at original issuance for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code of 1986, discussed below.

      If you have purchased an offered note that has a fixed maturity date of not more than one year from the issue date of the offered note, called a "Short-Term Note," you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Internal Revenue Code of 1986, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each Interest Period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Internal Revenue Code of 1986 to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

Sale of Offered Notes
      If you sell an offered note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the offered note. Your adjusted tax basis in an offered note will equal your cost for the offered note, decreased by any amortized premium and any payments other than interest made on the offered note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the offered note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

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

Market Discount
      If you purchase an offered note at original issuance for an amount that is less than the issue price of such offered note, you will be considered to have acquired an offered note at a "market discount" unless the difference does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Internal Revenue Code of 1986 with regard to the offered note.

      In the case of a sale or other disposition of an offered note subject to the market discount rules, Section 1276 of the Internal Revenue Code of 1986 requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the offered note was held by you, reduced by the amount of accrued market discount previously included in income. In addition, if you dispose of an offered note by gift, and in certain other circumstances, you may be required to recognize market discount income, computed as if the offered note had been sold for its fair market value.

      In the case of a partial principal payment on an offered note subject to the market discount rules, Section 1276 of the Internal Revenue Code of 1986 requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the offered note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    . for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period; and

    . for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Internal Revenue Code of 1986, if you incur or continue debt that is used to purchase an offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the offered note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred

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

portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Internal Revenue Code of 1986 allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium
      You will generally be considered to have acquired an offered note at a premium if the amount you pay for such note at original issuance exceeds the remaining principal amount of the note. In that event, if you hold an offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Internal Revenue Code of 1986, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Internal Revenue Code of 1986. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations should be followed.

Tax Consequences to Foreign Noteholders
      If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to U.S. income tax or withholding tax as such interest should generally not be treated as U.S. source income. In the event such interest is treated as U.S. source income, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the issuer trustee, [other relevant parties] or a "controlled foreign corporation" with respect to which the issuer trustee, [other relevant parties] is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the issuer trustee within 30 days of such change. If such interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. New regulations relating to backup withholding and information reporting are applicable to payments made after December 31, 2000 and may require certain

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

additional certification requirements with respect to persons holding notes that are not treated as individuals or corporations.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a offered note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on an offered note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding Taxes
      Backup withholding taxes will be imposed on payments to you on interest paid, and OID accrued, if any, on the offered notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding tax rate of 30.5%, in effect for payments made on or after August 7, 2001, will be reduced to 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts are not subject to backup withholding. Information returns will be sent annually to the IRS by the trust manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the offered notes. We suggest that you consult your tax advisors regarding the application of the backup withholding regulations to your particular set of circumstances.

                             Australian Tax Matters

Australian Taxation
      The following is a summary of the material Australian tax implications of the purchase, ownership and disposition of the offered notes for holders who are not residents of Australia for Australian tax purposes and who purchase offered notes upon original issuance at the stated offering price and hold the offered notes as capital assets. The statements of law or legal conclusions in this summary represent the opinion of Allens Arthur Robinson, Australian tax counsel to the trust manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

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

      Each prospective investor should consult his or her own tax advisors concerning the tax implications, in their particular circumstances, of the purchase, ownership and disposition of the offered notes.

Interest Withholding Tax
      Interest paid by a resident of Australia, such as the issuer trustee, to a non-resident of Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Income Tax Assessment Act 1936 as amended ("Tax Act") in respect of interest payable on securities where the securities satisfy a public offer test (as to which see below). Any of the offered notes which, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than as a dealer, manager or underwriter, would not qualify for this exemption, nor would interest qualify for this exemption if paid to an associate of the issuer trustee who, at the time of payment, the issuer trustee knew or had reasonable grounds to suspect is such an associate.

      There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors; offers of securities which are listed on certain stock exchanges; offers that result from information available publicly on automated quotation systems or other means used to disseminate market information; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

      The issuer trustee proposes that issues of the offered notes will be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise meet the requirements for exemption from Australian withholding tax under section 128F of the Tax Act.

      If the requirements for exemption under section 128F of the Tax Act are met with respect to the offered notes, payments of principal, interest and any premium made to a holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding taxes.

      In addition, the Australian Federal Government announced, in a press release on August 29, 2001, proposed amendments to section 128F of the Tax Act that will (a) remove onshore associates from the associates test in that section (onshore associates are associates that are Australian residents or non-residents carrying on business at or through a permanent establishment in Australia), and (b) provide that the section 128F exemption from Australian interest withholding tax will not be lost if an onshore associate purchases debt securities of a

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

related Australian issuing company. The press release stated that the amendments would have immediate effect from August 29, 2001 but it is unlikely that the detailed drafting of the changes will be made public for some time.

Sale or Retirement
      A holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia will not be subject to Australian income or capital gains tax on any gains or profits made on the sale or retirement of the offered notes, provided such gains or profits do not have an Australian source. A gain arising on the sale of the offered notes by a non-Australian resident holder, where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not usually be regarded as having an Australian source.

Amounts of Discount, Premium, etc.
      The applicable prospectus supplement will contain a discussion of any special Australian tax implications not discussed herein applicable to the offered notes being offered thereby, such as the special rules applicable to the sale to an Australian resident of securities which were issued at a discount to the amount payable upon redemption or which require the payment of a premium on redemption.

Goods and Services Tax

      Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable is equal to 1/11th of the total consideration received for the supply.

      In the case of supplies supplied by the issuer trustee,

    . if the supply is "GST free", the issuer trustee is not liable to a goods and services tax on the supply and can obtain input tax credits for the goods and services tax component paid on things acquired to make the supply; and

    . if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to input tax credits for the goods and services tax component paid on things acquired to make the supply. In some circumstances a "reduced input tax credit" may be available.

      On the basis of the current goods and services tax legislation, the issue of offered notes and the payment of interest or principal on offered notes to you are unlikely to be taxable supplies.

      Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the series notice, certain fees paid by the issuer trustee, namely the manager's fee, the

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

issuer trustee's fee, and the servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:

    . the issuer trustee, the trust manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

    . the increase will not result in the downgrading or withdrawal of the rating of any notes.

      The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of Westpac's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    .  the property is no longer being used as a residence; or

    . the property is used as commercial residential premises such as a hostel or boarding house; or

    . the borrower is the first vendor of the property--the borrower built the property; or

    . the mortgaged property has not been used predominantly as a residence.

      Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Other Taxes
      Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of offered notes. No Australian stamp duty should be payable on a transfer of, or an agreement to transfer, the offered notes if the transfer or agreement is executed outside Australia.

Tax Reform Proposals

      Under existing Australian law, any tax liability in respect of the income of the trust is borne directly by the beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In October 2000, the Australian Federal Government released draft legislation providing for the taxation of trusts as companies. The Federal Government subsequently withdrew this draft legislation on February 27, 2001 and announced it would begin a new round of consultations with interested parties in relation to this proposal. The Federal Government has not indicated the likely approach to be adopted, nor the date from which any new laws would apply. However, it is considered unlikely that fixed securitisation trusts such as the one which will issue the notes will be affected by any measure which the Federal Government may introduce in this regard.

      In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee would calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It would be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes.

      As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxed on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

      Another proposal, due to be implemented from July 1, 2002, will enable groups of companies, including wholly owned trusts, to be treated as one consolidated taxpayer. On the

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

basis of the information available to date, this measure is not likely to affect the ability of the issuer trustee to pay principal and interest on the notes.

Recent Enactments

      The new Debt/Equity rules, applicable generally from July 1, 2001, under which debt can be recharacterised as equity for tax purposes should not affect the tax deductibility of interest on the notes.

      It remains uncertain whether the new Thin Capitalisation rules, applicable generally from July 1, 2001, will operate to deny the issuer trustee tax deductions for interest on the notes. However, on the basis that the residuary beneficiary of the related trust is presently entitled to the income of that trust, any resultant tax liability will be met by the residuary beneficiary and therefore will not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

                 Enforcement of Foreign Judgments in Australia

      Westpac Securitisation Management Pty Limited is an Australian proprietary company incorporated with limited liability under the Corporations Act. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Westpac Securitisation Management Pty Limited in respect of an offered note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Westpac Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

    . the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

    . the judgment is contrary to the public policy of the relevant Australian jurisdiction;

    . the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

    .  the judgment is a penal or revenue judgment; or

    . there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

      A judgment by a court may be given in some cases only in Australian dollars. Westpac Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this

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

offering. Westpac Securitisation Management Pty Limited has appointed Counsel Legal Services, Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, as its agent upon whom process may be served in any such action.

      The directors and executive officers of Westpac Securitisation Management Pty Limited, and certain experts named in this prospectus, may reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Westpac Securitisation Management Pty Limited has been advised by its Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                              ERISA Considerations

      Subject to the considerations discussed in this section and in the prospectus supplement and to the extent specified in the prospectus supplement, the offered notes may be eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code") prohibit a pension, profit-sharing or other "employee benefit plan" subject to Title I of ERISA, as well as any "plan" described by Section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

      Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. The debt or equity characterization of each series of offered notes will be addressed in the relevant prospectus supplement.

      However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the trust manager, the note trustee, any seller, the security trustee or other persons providing services to the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

    . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

    . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

    . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

    . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

    . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      By your acquisition of an offered note, you shall be deemed to represent and warrant that your purchase and holding of the offered note will not result in a non-exempt prohibited transaction under ERISA or the Code.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to State or other Federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

      If you are a plan fiduciary considering the purchase of any of the offered notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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

                        Legal Investment Considerations

      The offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States State or Federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the offered notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

                      Where You Can Find More Information

      We will file reports and other information with the SEC about the trust issuing your offered notes. Our SEC filings are available to the public over the Internet at the web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Northeast Regional Office, 233 Broadway, New York, New York 10278. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

      The SEC allows us to incorporate by reference the information we file with them about the trust issuing your offered notes. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about the trust issuing your offered notes will automatically update and supersede this information. You may request a copy of our filings at no cost by writing or telephoning at the following address:

                 Westpac Securitisation Management Pty Limited
                 575 Fifth Avenue, 39th Floor
                 New York, New York 10017-2422
                 Attention: Counsel, New York
                 Telephone: 212-551-1835

      No person has been authorized to give any information or to make any representation not contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information of representation must not be relied upon. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the offered notes, or an offer of the offered notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

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

                              Ratings of the Notes

      Any class of notes of a series offered by this prospectus and the prospectus supplement will be:

    . rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee, and

    . identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

      The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              Plan of Distribution

      The issuer trustee may sell the offered notes in any of three ways:

    .  through underwriters or dealers;

    .  directly to a limited number of purchasers or to a single purchaser;
       or

    .  through agents.

      The prospectus supplement will set forth the terms of the offering of each series of offered notes including:

    .  the name or names of any underwriters, dealers or agents;

    . the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

    . any underwriting discounts and other items constituting underwriters' compensation; and

    .  any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If so specified in the prospectus supplement, the issuer trustee, the trust manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the trust manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

      If any offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

      Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by Westpac, trust manager or issuer trustee against specific liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

      The prospectus supplement for any series of offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee, the trust manager trustee and dealers for the offered notes of that series.

      Affiliates of the trust manager and the issuer trustee, including Westpac and Westpac Securities Inc., may act as agents or underwriters in connection with the sale of a series of offered notes. Securities sold, offered or recommended by Westpac or Westpac Securities Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Westpac or Westpac Securities Inc. and involve investment risks, including the possible loss of principal.

      Any affiliate of the trust manager or the issuer trustee acting as agent or underwriter in connection with the sale of a series of offered notes will be named, and its affiliation with the trust manager or the issuer trustee described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the offered notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee may act as a placement agent for offered notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of offered notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee, including Westpac and Westpac Securities Inc., may purchase offered notes acting as principal.

      The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of offered notes. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

      There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for the offered notes. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

                                 Legal Matters

      Mayer, Brown & Platt, New York, New York, will pass upon some legal matters regarding the offered notes, including the material U.S. Federal income tax matters, for Westpac Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters regarding the offered notes, including the material Australian tax matters, for Westpac Securitisation Management Pty Limited.

                                    Glossary

      "Adverse Effect" means, an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment.

      "Authorized Investments" means cash in an acceptable bank or financial institution, as specified in the prospectus supplement, or any other acceptable investments specified in the prospectus supplement.

      "Business Day" means, any day other than a Saturday, Sunday or public holiday (including dialings in foreign currency generally) specified in the prospectus supplement.

      "Carryover Charge Offs" means, in a collection period, any amount that must be carried over into succeeding periods if the Principal Charge Off for the relevant collection period cannot be satisfied in full from the excess income that is available from the income stream to cover Principal Charge Offs.

      "Consumer Credit Legislation" means, any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit (NSW) Code 1996 and any other equivalent legislation of any Australian jurisdiction.

      "DTC" means the Depository Trust Company.

      "Eligibility Criteria" see page 7.

      "Extraordinary Resolution" means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees.

      "Insolvency Event" means, in relation to the issuer trustee in its personal capacity or as trustee of the trust, the trust manager, the servicer, Westpac or a mortgage insurer, the happening of any of the following events:

    . an administrator of the relevant corporations is appointed;

      . except for the purpose of a solvent reconstruction or amalgamation:

      . an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

             . the winding up, dissolution or administration of the relevant corporation; or

             . the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

    . the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

    . the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

    . a receiver, receiver and trust manager or administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

    . anything analogous to an event referred to in the four preceding paragraphs or having a substantially similar effect occurs in relation to the relevant corporation.

      "Interest Period" means for any trust and payment date, the period beginning on and including the previous payment date and ending on, but excluding the current payment date. However, the first and last interest periods are as follows:

    . first: period from and including the closing date to but excluding the first payment date;

    . last: period from and including the previous payment date and ending on but excluding the maturity date for the applicable series of notes.

      "Issuer Trustee's Default" means:

    . an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

    . any action is taken or any event occurs in relation to the issuer trustee in its personal capacity which causes the rating of any notes for the related series to be downgraded or withdrawn;

    . the issuer trustee, or any employee, delegate agent or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the trust where the trust manager reasonably believes it may have an Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the trust manager to remedy that breach;

    . the issuer trustee merges or consolidates with another entity without obtaining the consent of the trust manager and ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or

    . there is a change in effective control of the issuer trustee from that existing on the date of the master trust deed unless approved by the trust manager.

      "Invested Amount" means in relation to a note, an amount equal to the Initial Invested Amount of the note less all payments previously made in respect of principal in respect of the note.

      "Mortgagees" see page 52.

      "Noteholder Mortgagees" means the note trustee, for and on behalf of a specific class of holders of offered notes identified in the prospectus supplement for each series of notes, together with the holders of any notes which are not offered notes.

      "OID" see page 74.

      "Payment Modification" see page 32.

      "Performing Housing Loan" means, at any date:

    . a housing loan which is not delinquent or has been delinquent for less than 90 consecutive days, or

    . if it has been delinquent for 90 or more consecutive days was insured under a mortgage pool policy at the date of the liquidity facility on or before the closing date.

      "Record Date" means, unless otherwise specified in the prospectus supplement, while the offered notes are held in book-entry form, the date which is 2 business days before a payment date and if definitive notes have been issued, the last day of the calendar month before the payment date.

      "RFS" see page 50.

      "RFS Note" means an RFS that has converted to a note in accordance with the terms of the RFS.

      "Secured Moneys" means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.

      "Servicer Transfer Event" see page 62.

      "Stated Amount" means for any note on a determination date:

    .  the initial Invested Amount of the note; less

    .  the aggregate of all principal payments previously made on the note;
       less

    .  any Carryover Charge Offs on the note; less

    .  principal to be paid on the note on the next payment date; less

    . Principal Charge Offs to be applied against the note on the next payment date; plus

    . any recoveries on the housing loans or excess collections on the housing loans applied to reinstate the Stated Amount of the note in the manner specified in the prospectus supplement.

      "Termination Date" means, in relation to the trust, the earlier of the following to occur:

    .  the date which is 80 years after the date of creation of the trust;

    .  the termination of the trust under statute or general law;

    . full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the related security trust deed; or

    . at any time after all creditors of the trust have been repaid in full and the issuer trustee and the trust manager agree that no further notes are proposed to be issued by the issuer trustee in relation to the trust; the business day immediately following that date.

      "Title Perfection Event" means any of the following:

    . Westpac ceases to have a long term credit rating acceptable to the rating agencies rating the related series of notes as further described in the prospectus supplement for that series;

    .  an Insolvency Event occurs in relation to Westpac;

    . Westpac fails to transfer collections to the issuer trustee within five business days after receiving notice from the issuer trustee or trust manager to do so.

      "Trust Expenses" means in relation to a collection period, the expenses as described in the prospectus supplement in connection with the operation of the trust to be paid by the issuer trustee.

      "Trust Manager's Default" means, unless otherwise specified in the prospectus supplement:

    . the trust manager fails to make any payment required by it within the time period specified in a transaction document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

    . an Insolvency Event has occurred and is continuing in relation to the trust manager;

    . the trust manager breaches any obligation or duty imposed on the trust manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the trust manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has an Adverse Effect and the breach is not remedied within 30 days' notice being given by the issuer trustee to the trust manager, except in the case of reliance by the trust manager on the information provided by, or action taken by, the servicer, or if the trust manager has not received information from the servicer which the trust manager requires to comply with the obligation or duty; or

    . a representation, warranty or statement by or on behalf of the trust manager in a transaction document or a document provided under or in connection with a transaction document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has an Adverse Effect.

      "Unpaid Balance" means, the sum of the unpaid principal amount of the housing loan and the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage or other rights relating to the housing loan.

      "U.S. Person" means:

    .  a citizen or resident of the United States,

    . a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

    . an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or

    . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

      "Voting Mortgagee" see page 54.

      "Westpac" means Westpac Banking Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Westpac Securitisation Management Pty Limited
                                 Trust Manager

                          Westpac Banking Corporation
                                     Seller

                   Westpac Securities Administration Limited
                      in its capacity as Issuer Trustee of
                         the Series [      ] WST Trust

                [Mortgage Backed [Floating] [Fixed] Rate Notes,
                                Series [     ]]

                               ----------------

                             Prospectus Supplement

                               ----------------

                             [List of Underwriters]

                             [              ,     ]

      You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a
prospectus supplement and prospectus until [            ,    ].

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the accompanying prospectus + +is not complete and may be changed. We may not sell these securities until + +the registration statement filed with the Securities and Exchange Commission + +is effective. This prospectus supplement and the accompanying prospectus are + +not an offer to sell these securities and they are not soliciting an offer to + +buy these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                           [Alternate Cover Page--Form of Prospectus Supplement]

                 Subject to completion, dated           ,

Prospectus supplement
dated [          , 20   ] (to prospectus dated [        , 2000]

                                 [$           ]

    Westpac Securitisation Management Pty Limited
                              (ABN 73 081 709 211)
                                 Trust Manager

                          Westpac Banking Corporation
                              (ABN 33 007 457 141)
                                     Seller

                   Westpac Securities Administration Limited
                              (ABN 77 000 049 472)
     in its capacity as Issuer Trustee of the Series [         ] WST Trust

       Mortgage Backed [Floating] [Fixed] Rate Notes, Series [         ]

    The notes will be collateralized by a pool of housing loans secured by
properties located in Australia. The [Series      WST Trust] will be governed
by the laws of New South Wales, Australia.

    The notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality.
The notes represent obligations of the [Series      WST Trust] only and do not
represent obligations of or interests in, and are not guaranteed by any other entity.

    [An application has been made to the [insert applicable exchanges] to admit
the [        ] notes.]

    Investing in the notes involves risks. See "Risk Factors" on page S-   .

    The issuer trustee will offer the [insert applicable classes] notes to the public [at varying prices to be determined at the time of sale].

    This prospectus supplement and the related prospectus may be used by [Westpac Banking Corporation][Westpac Securities, Inc.], an affiliate of the trust manager and the issuer trustee, in connection with offers and sales related to secondary market transactions in the notes. [Westpac Banking Corporation][Westpac Securities, Inc.] may act as principal or agent in these transactions. These sales will be made at prices related to the prevailing market prices at the time of sale or otherwise.

    Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

                      [Alternate Back Cover Page--Form of Prospectus Supplement]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Westpac Securitisation Management Pty Limited
                                 Trust Manager

                          Westpac Banking Corporation
                                     Seller

                   Westpac Securities Administration Limited
                      in its capacity as Issuer Trustee of
                         the Series [      ] WST Trust

                 [Mortgage Backed [Floating][Fixed] Rate Notes,
                                Series [     ]]

                               ----------------

                             Prospectus Supplement

                               ----------------

                         [Westpac Banking Corporation]
                           [Westpac Securities, Inc.]

                            [              ,     ]

      You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a
prospectus supplement and prospectus until [            ,    ].

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated.

     SEC Registration Fee..........................................  $ 597,500
     Printing and Engraving Fees...................................  $ 270,000
     Legal Fees and Expenses.......................................  $ 560,000
     Trustee's Fees and Expenses ..................................  $  60,000
     Rating Agency Fees............................................  $ 260,000
     Accounting Fees and Expenses..................................  $  55,000
     Miscellaneous.................................................        --
       Total....................................................... $1,802,500

Item 15. Indemnification of Directors and Officers
      Pursuant to Section 109 of the Constitution of the Registrant:

    (1) To the extent permitted by law and without limiting the powers of the Registrant, the Registrant must indemnify each person who is, or has been, a director or secretary of the Registrant against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the Registrant or any of its subsidiaries or in the capacity of an employee of the Registrant or any of its subsidiaries:

              (a) to any person (other than the Registrant or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

              (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Corporations Act of Australia.

    (2) The Registrant need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

    (3) To the extent permitted by law and without limiting the powers of the Registrant, the board of directors may authorize the Registrant to, and the Registrant may enter into any:

              (a) documentary indemnity in favor of; or

              (b) insurance policy for the benefit of, a person who is, or has been, a director, secretary, auditor, employee or other officer of the Registrant, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy; and

    (4) The benefit of each indemnity given in paragraph (1) of Section 109 continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

Item 16. Exhibits

  1.1  Form of Underwriting Agreement.
       Memorandum of Association and Articles of Association of the
  3.1  Registrant.
  4.1  Master Trust Deed.
  4.2  Form of the Series Notice.
  4.3  Form of the Note Trust Deed.
  4.4  Form of the Security Trust Deed.
  4.5  Form of the Agency Agreement.
  5.1  Opinion of Mayer, Brown & Platt as to legality of the offered notes.
  8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).
  8.2  Opinion of Allens Arthur Robinson as to certain tax matters.*
 10.1  Servicing Agreement
 23.1  Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).
 23.2  Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).
 24.1  Power of Attorney (included on signature pages).*
 99.1 Opinion of Allens Arthur Robinson as to Enforcement of U.S. Judgments under Australian Law.*

Item 17. Undertakings
   (a) Undertakings pursuant to Rule 415.

   The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Undertaking in respect of indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) Undertakings in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Undertakings pursuant to Rule 430A.

   The Registrant hereby undertakes:

    1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

    2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Undertakings with respect to the determination of the eligibility of the trustee to act pursuant to the Trust Indenture Act of 1939 for delayed offerings.

   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney State of New South Wales on the 19th day of December 2001.

                                          Westpac Securitisation Management
                                          Pty Limited

                                                    /s/ Andrew Smith
                                          By: _________________________________
                                                       Andrew Smith

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Manuela Adl, J. Martin Morgado, Sonya Jenkins and Andrew Smith or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Title                      Date
             ---------                              -----                      ----

        /s/ Philip Chronican         Director                                       2001
____________________________________
          Philip Chronican

          /s/ Peter Walden           Principal Financial Officer and                2001
____________________________________  Director
            Peter Walden

           /s/ Alan Bomze            Principal Accounting Officer                   2001
____________________________________
             Alan Bomze

        /s/ Robert Whitfield         Director                                       2001
____________________________________
          Robert Whitfield

          /s/ Andrew Smith           Principal Executive Officer and                2001
____________________________________  Director
            Andrew Smith

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the duly authorized representative in the United States of the Registrant with respect to the Registration Statement and signs this Amendment No. 1 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                                                     /s/ Manuela Adl
                                          -------------------------------------
                                          Name: Manuela Adl
                                          Address: Westpac Securitisation
                                          Management Pty
                                          Limited
                                          575 Fifth Avenue
                                          39th Floor
                                          New York, New York 10017-2422
                                          Telephone: (212) 551-1926

                                 EXHIBIT INDEX

 Exhibit                                                          Sequentially
   No.                        Description                         Numbered Page
 -------                      -----------                         -------------
  1.1     Form of Underwriting Agreement.
  3.1     Memorandum of Association of the Registrant.
  4.1     Master Trust Deed.
  4.2     Form of the Series Notice.
  4.3     Form of the Note Trust Deed.
  4.4     Form of the Security Trust Deed.
  4.5     Form of the Agency Agreement.
          Opinion of Mayer, Brown & Platt as to legality of
  5.1     the offered notes.
  8.1     Opinion of Mayer, Brown & Platt as to certain tax
          matters (included in Exhibit 5.1 hereof).
          Opinion of Allens Arthur Robinson as to certain tax
  8.2     matters.
 10.1     Servicing Agreement
          Consent of Mayer, Brown & Platt (included in Exhibit
 23.1     5.1 hereof).
          Consent of Allens Arthur Robinson (included in
 23.2     Exhibit 8.2 hereof).
 24.1     Power of Attorney (included on signature pages).
 99.1     Opinion of Allens Arthur Robinson as to Enforcement
          of U.S. Judgments under Australian Law.